Exhibit 10.3

[Translation for information purposes only]

CONCESSION AGREEMENT FOR THE INTERNATIONAL AIRPORT OF BRASILIA,

DATED AS OF JUNE 14, 2012, BY AND BETWEEN CONCESSIONÁRIA DO AEROPORTO

DE BRASILIA S.A. AND AGÊNCIA NACIONAL DE AVIAÇÃO CIVIL

CONCESSION TO AMPLIFICATION, MAINTENANCE AND EXPLORATION OF THE INTERNACIONAL AIRPORT OF BRASILIA

(ENGLISH TRANSLATION)

CONTRACT OF THE

BRASÍLIA

INTERNACIONAL

AIRPORT

CONCESSION

CONCESSION TO AMPLIFICATION, MAINTENANCE AND EXPLORATION OF THE INTERNACIONAL AIRPORT OF BRASILIA

SUMARY
SUMARY	2

PRELIMINARY	5

CHAPTER I – INITIAL DISPOSITIONS	6

Section I - Definitions	6

Section II – the Applicable Legislation	10

Section III – The Applicable Interpretation	10

Section IV – The General Dispositions	11

Section V – The Annexes	11

CHAPTER II – THE OBJECT	12

Section I – Area	12

Section II – Contract Duration	12

Section III – Price of the Contract	13

Section IV – The Contribution to the System	13

Section V – The Stages to the Accomplishment of the Object	16

Subsection I – Stage I-A	16

Subsection II – Stage I-B	18

Subsection III – Stage I-C	19

Subsection IV – Stage II	19

Section VI – The properties that compound the Concession	20

Section VII – Public Power Constructions	20

CHAPTER III – THE RIGHTS AND DUTIES	22

Section I – The Concessionaire	22

Subsection I – The General Duties	22

Subsection II – The Rendering of Services	23

Subsection III – Operational Activities	24

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Subsection IV – Information	24

Subsection V – Investments	25

Subsection VI – The Corporative Governance	26

Subsection VII – The Share Capital	27

Subsection VIII – The Responsibility	27

Subsection IX – The Insurances	28

Subsection X – Insurance of Contractual Execution	29

Section II – The Grantor	31

Section III – The User	33

CHAPTER IV – REMUNERATION OF THE CONCESSIONAIRE	33

Section I – The Revenue Tariffs	33

Section II – Non-Tariff	34

CHAPTER V – THE ALLOCATION OF RISKS	34

Section I – The Risks of the Grantor	35

Section II – The Risks of the Concessionaire	36

CHAPTER VI – THE ECONOMICAL-FINANCIAL STABILITY	38

Section I – Readjustment	38

Section II – The Revision of Concession Parameter	39

Section III – The Extraordinary Revision	40

CHAPTER VII – INSPECTION	42

CHAPTER VIII – THE PENALTIES	42

Section I – Admonition	43

Section II – The fine	43

Section III – The Suspension of the Right to Participate in Bids and to Contract with the Federal Public Administration	45

Section IV – The Sunset-Law	45

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Section V – The Procedure to Exert the Penalties	45

Section VI - Precautionary Measures	46

CHAPTER IX – SUBCONTRACTING	46

CHAPTER X - THE TRANSFERENCE OF THE CONCESSION AND OF THE CONTROL OF THE SOCIETY	46

CHAPTER XI - THE USAGE OF THE SPACE IN THE AIRPORT COMPLEX	48

Section I – General Dispositions	48

Section II – The Areas and Operational Activities	49

CHAPTER XII – THE INTERVENTION	51

CHAPTER XIII – THE RESCISSION OF THE CONCESSION	52

Section I – The Advent of the Contractual Term	53

Section II – The expropriation for public and social interest	53

Section III – Sunset-Law	54

Section IV – The Rescission	55

Section V – The Voidance	55

Section VI – The Bankruptcy or the Extinction of the Concessionaire	56

CHAPTER XIV – THE REVERSIBLE PROPERTIES	56

CHAPTER XV – THE TRANSITORY DISPOSITIONS	56

CHAPTER XVI – FINAL DISPOSITIONS	57

Section I – Technical Documentation	57

Section II – Intellectual Property	57

Section III – Arbitration	57

Section IV – Court of Jurisdiction	59

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PRELIMINARY

Herein, in the present instrument in 6 (six) counterparts of identical contents and form, and to one effect, the Parties below sign, on one side the Grantor, the National Civil Aviation Agency (ANAC), an indirect Federal Public Administration entity, submitted to the special autarchic regime, related to the Secretary of Civil Aviation of the Presidency of Republic, here represented in accordance with its Internal Regime, and on the other Inframerica Concessionária do Aeroporto de Brasília S.A., administrative headquarters in Aeroporto Internacional de Brasília – Presidente Juscelino Kubitschek, Área Especial s/nº, registered in CNPJ by number 15.559.082/0001-86, represented in accordance with its Constitutive Acts by Mrs. Gerson de Mello Almada, brazilian, divorced, chemical engineer, bearer of identity card RG number 4.408.755 SSP/SP, inscribed in the Individual Taxpayers Register (CPF/MF) under nº 673.907.068-72, domiciled in Municipality of Barueri, State of São Paulo, in Alameda Araguaia, nº 3571, Centro Empresarial Tamboré, and José Antunes Sobrinho, brazilian, married, civil engineer, bearer of identity card RG number 5.275.592-4 SSP/SC, inscribed in the Individual Taxpayers Register (CPF/MF) under nº 157.512.269-87, domiciled in street Tenente Silveira, nº 94, 7º floor, Municipality of Florianópolis, State of Santa Catarina (here, the Concessionaire), under the intervention of Inframerica Participações S.A., administrative headquarters in Brasília-DF, Brazil, National Register of Corporate Taxpayer number 15.428.969/0001-35, represented in accordance with the statement of its Social Statute by Gerson de Mello Almada, brazilian, divorced, chemical engineer, bearer of identity card RG number 4.408.755 SSP/SP, inscribed in the Individual Taxpayers Register (CPF/MF) under nº 673.907.068-72, domiciled in Municipality of Barueri, State of São Paulo, in Alameda Araguaia, nº 3571, Centro Empresarial Tamboré, and Wilson Vieira, brazilian, married, engineer, bearer of identity card RG number, inscribed in the Individual Taxpayers Register (CPF/MF) under nº 722.634.588-91, domiciled in Municipality of Barueri, State of São Paulo, in Alameda Araguaia, nº 3571, Centro Empresarial Tamboré (here, Private Shareholder) and of the Brazilian Company in Airport Infrastructure – Infraero - a federal public company authorized by the Federal Law n. 5862, December 12th 1972, with administrative headquarters in the Federal District, Brazil, CNPJ number 00.352.294/0001-10, represented in accordance with its Social Statute by Antonio Gustavo Matos do Vale, brazilian, married, economist, bearer of identity card RG number MG-134816, issued by SSP/MG, inscribed in the Individual Taxpayers Register (CPF/MF) under nº 156.370.266-53, residing and domiciled in SQS 113 block “A” apartment 301 – Asa Sul, Brasília/DF (here, Infraero) here agree in the present Contract, the to accomplishment of the object here indicated, that will be ruled by the articles and conditions here stated and by the legislations and regulatory norms in force.

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CHAPTER I – INITIAL DISPOSITIONS

Section I - Definitions

1.1.	To the present Contract, and in no detriment to additional definitions here stated, the following expressions are defined as such:
1.1.1.	Private Shareholder: society of specific purpose, constituted under the Limited Liability Society by the Adjudicator, in line with the Brazil’s legislation, with administrative headquarters in Brazil, to prevent the participation in the Concessionaire and to celebrate the Agreement of the Shareholders with Infraero, by the means of the present Contract of Concession;
1.1.2.	Adjudicator: proponent (or bidder) granted of the bidding process.
1.1.3.	Airports: International Airports that are the object of the present bidding process, including:
1.1.3.1.	Brasilia Airport: Juscelino Kubitschek International Airport, located in Brasilia – in the Federal District.
1.1.3.2.	Campinas Airport: Viracopos International Airport, located in the municipality of Campinas, in Sao Paulo State.
1.1.3.3.	Guarulhos Airport: Governador Andre Franco Montoro International Airport, located in the Municipality of Guarulhos, in Sao Paulo State.
1.1.4.	ANAC: National Civil Aviation Agency, indirect entity of the Federal Public Administration, submitted to the special autarchic regime, created by the Federal Law n. 11.182, in September 27th 2005;
1.1.5.	Annex of Marginal Cash Flow: Annex that shows the methodology of the calculus to be used in the recovery of the economical-financial stability of the contract, through the Extraordinary Review;
1.1.6.	Annexes: documents mentioned in the Contract, attached at the end of the present contract and named in conformity with its denominations;
1.1.7.	Associated Companies: Societies submitted to the significant influence of the other society. There is a significant influence whenever it detains or exercises the power to participate in the financial political decisions or operations of the investee, without having to control it. It is presumed the significant influence whenever it holds an acquisition of 20% (twenty per cent) or more of the available capital of the investee, without controlling it;
1.1.8.	COMAER: Aeronautics Command, organ part of the Ministry of Defence Regimental Structure and subordinated directly to the State Ministry of Defence;
1.1.9.	Airport Complex: the Area of the Concession, characterized by the airport location described in Annex 2 – Airport Exploration Plan (PEA), including the rights of ways, edifications and lands, as well as by the occupied lands with operational and administrative facilities and to the economical exploration related to the Concession;

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CONCESSION TO AMPLIFICATION, MAINTENANCE AND EXPLORATION OF THE INTERNACIONAL AIRPORT OF BRASILIA

1.1.10.	Concession: means of delegation regulated by the Federal law n. 8.987, February 13th 1995, which object is the public rendering of service to the amplification, maintenance and exploration of the airport infrastructure in the Airport Complex;
1.1.11.	Concessionaire: Society of Specific Purpose responsible for the execution of the Contract, composed by a major participation of Private Shareholder and minor participation by Infraero;
1.1.12.	Contract: The Contract of Concession celebrated between the Grantor and the Concessionaire including the Annexes;
1.1.13.	Contracts involving the cession of space in the Airport Complex: contracts celebrated by the Concessionaire and third parties, renderer of services in the air transportation, auxiliary services to the air transportation or explorers of other economical societies, and the ones subrogated by Infraero, involving cession of space in the Airport Complex, under the private law.
1.1.14.	Contribution to the System: the total value paid by the Concessionaire to the National Fund Civil Aviation (FNAC), constituted by the Fixed Contribution and by the Variable Contribution (Encumbrance of the Concession), under the terms of the Contract;
1.1.15.	Fixed Contribution: annual amount to be paid as a consequence of the offer given in the Auction object of the present Concession.
1.1.16.	Variable Contribution: annual amount resultant from the rate of application on the total of the Gross Revenue of the Concessionaire and its additional wholly owner subsidiaries.
1.1.17.	Subsidiary: society of which the Control Company, directly or by other subsidiaries or associated companies, is the holder of the rights of the partners that assure, permanently, the majority of the votes in the social deliberation and the power to elect the majority of the administrators of the society, and uses effectively its power to direct the social activities and orient the functioning of the organs of the society;
1.1.18.	Control Company: the person or legal entity that:
i.	is the holder of the rights of the partner that ensure, permanently, the majority of the votes in the deliberation of the general assembly or meeting of the partners and the right to elect the majority of the administrators of the society; and
ii.	uses effectively its power to direct the social activities and orient the functioning of the organs of the society;

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1.1.19.	The Control of the Private Shareholder: holder of the minimum of 50% (fifty per cent) plus one of the representatives share capital with rights to vote of the Private Shareholder or another criterion that might be regulated by ANAC;
1.1.20.	The Control of the Concessionaire: holder of minimum of 51% (fifty one per cent) of the representative shares of the share capital with rights to vote of the Concessionaire or another criterion that might be regulated by ANAC.
1.1.21.	DECEA: Department of the Airspace Control, central organ of the Brazilian Airspace System Control SISCEAB), subordinated to the Ministry of Defence and to the Aeronautics Command;
1.1.22.	Date of Efficacy: date when the suspending conditions of the efficacy of the contract is implemented and which will initiate the term of the duration of the contract;
1.1.23.	Air Companies: legal entities, national or foreign, authorized or not to execute the regular air transportation of people and/or cargoes and parcels with lucrative ends;
1.1.24.	Q Factor: factor of the quality of service, obtained before the evaluation of the fulfilment of selected indicators of quality service, to be added to the tariff readjustments.
1.1.25.	X Factor: Factor of productivity, to be added to the tariff readjustments, with the aim to share the gains of productivity and the efficacy of the users;
1.1.26.	Financial Backer: Financial Institutions responsible for the financing of the Concessionaire to the accomplishment of the investments previously stated in the Airport Exploration Plan – PEA.
1.1.27.	FNAC: Concessionaire to the National Fund Civil Aviation, of accounting nature, linked to the Secretary of Civil Aviation of the Presidency of Republic, created by the Law n. 12.462, August 5th 2011, to the destination of the funds of the civil aviation system;
1.1.28.	Insurance of Contractual Execution: Guarantee to the compliance of the Contractual obligations offered by the Concessionaire, and that it can be executed by ANAC, in the cases mentioned in the Contract;
1.1.29.	Trigger Investment: It corresponds to the moment of the indicated time in the Infrastructure Management Plan – PGI where the demand stated will give rise to the obligation to the Concessionaire initiate the investments to the maintenance of the level of the service, stated, in conformity with the Minimum Parameters of Dimensions;
1.1.30.	Infraero: Brazilian Company in Airport Infrastructure, federal public company which creation was authorized by the Federal Law n. 5.862, December 12th 1972;
1.1.31.	IQS: Indicators of Quality Service described in PEA and use it to periodically evaluate the quality of the services rendered by the Concessionaire;
1.1.32.	IPCA: Amplified Consumer Price Index, calculated by the Brazilian Institute of Geography and Statistics (IBGE);

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CONCESSION TO AMPLIFICATION, MAINTENANCE AND EXPLORATION OF THE INTERNACIONAL AIRPORT OF BRASILIA

1.1.33.	Arrangement of the Service in Stage I – document emitted by ANAC as a condition to the Date of Effectiveness of the Contract and to the other obligations of the Contract;
1.1.34.	Related Parties: in relation to the Concessionaire and to the Private Shareholder, any control person, associated company and its respective associated companies, as well as those considered under the Accountant Norms in force;
1.1.35.	PEA: Airport Exploration Plan, Annex 02 to the contract, that details the object of the concession and determines the obligations and conditions to the exploration of the Airport by the Concessionaire;
1.1.36.	PGI: Infrastructure Management Plan, containing other plans of mandatory delivery by the Concessionaire;
1.1.37.	Grantor: ANAC, under the article 8, XXIV, Law n 11.182, September 27th 2005;
1.1.38.	Basic Project: project to be elaborated by the Concessionaire previously to the completion of the works, of amplification in the airport, in compliance with the technical norms applicable, as well as the regulation in force in the occasion;
1.1.39.	As built Project: Project of the settlement as built, to be delivered after the completion of the constructions, in line with the technical terms applicable, as well as the regulation in force in the occasion;
1.1.40.	Non-Revenue Tariffs: alternative revenue, complementary or accessory, obtained by the Concessionaire as a result of the economical activities in the Airport Complex and that are not remunerated by taxes.
1.1.41.	Revenue Tariffs: revenues originated from the payment of the airport tax;
1.1.42.	Remuneration: Revenue Tariffs and Non-Revenue Tariffs received by the Concessionaire due to the exploration of the object of the Concession in conformity with the previous statements in PEA;
1.1.43.	Revision of the Concession Parameter: a fortnight review with the aim to permit the determination of the indicators of quality service and of the methodology of the calculus of X and Q factors to be inserted in the tax readjustment by the following Revision of the Concession Parameter, and the determination of the Discount Tax to be applied in the Marginal Cash flow, by also the following Revision of the Concession Parameter.
1.1.44.	Extraordinary Review: Procedure to the recovery of the economical-financial stability in virtue of the occurrence of events related to the risks supported exclusively by the Grantor;
1.1.45.	Services: Services, object of the Concession, rendered by the Concessionaire to the users of the Airport, as it is stated in PEA;
1.1.46.	Tariff: the remuneration by the airport rendered services, under the terms of Annex 4 – Tariffs;

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CONCESSION TO AMPLIFICATION, MAINTENANCE AND EXPLORATION OF THE INTERNACIONAL AIRPORT OF BRASILIA

1.1.47.	Discount rate of Marginal Cash flow: Rate to which the flows of marginal expenses and revenues are discounted in the Marginal Cash Flow, in conformity with content foreseen in Annex 5 – Marginal Cash Flow;
1.1.48.	Terms of Provisory Acceptance and of Permission of the use of Assets: document signed by ANAC and the Concessionaire, of which contains the written acceptance and definitive of the Concessionaire in relation to the description of the state of conservation, operations and technical specifications of the properties mentioned in the Term of Provisory Acceptance and the Permission of the use of Assets.
1.1.49.	A term of definitive acceptance and permission to use asset: a document signed by ANAC and Concessionaire, which contains the express and definitive acceptance of the Concessionaire as to the description of the state of conservation, operation and technical specifications of the goods indicated in the provisional acceptance and permit of use of assets
1.1.50.	TFAC: Tax of Civil Aviation Inspection, instituted by the Law n. 11.182/05;
1.1.51.	URTA: reference Unit of the Airport Tax, corresponding to 1,000 (one thousand) times the maximum value of the Domestic departure tax, not mentioning the incidental additions previewed in Annex 4 – Tax, in force on the date of the collection of the applied fine; and
1.1.52.	Users: all persons and legal entities that are the takers of the services rendered by the Concessionaire, or by third parties recommended by the Concessionaire, in the Airport Complex.

Section II – the Applicable Legislation

1.2.	The Contract will be ruled and interpreted in line with the legislation in force in the Federative Republic of Brazil.
1.3.	The Concession will be ruled by the Contract and by the Federal laws n. 7.5.65 of December 19th 1986, n. 8.987, February 13th 1995, n. 9.491 of September 9th 1997, n. 11.182 of September 27th 2005, n. 12.462 August 5th 2011 in no detriment to other applicable valid norms, publicized by ANAC and by COMAER.

Section III – The Applicable Interpretation

1.4.	When divergence between the Contract and its Annexes, the Contract shall prevail.
1.5.	When divergence between the content of the Annexes, it shall prevail the ones emitted by the Grantor.
1.6.	When divergence between the contents emitted by the Grantor, it shall prevail the most recent to the date.
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CONCESSION TO AMPLIFICATION, MAINTENANCE AND EXPLORATION OF THE INTERNACIONAL AIRPORT OF BRASILIA

Section IV – The General Dispositions

1.7.	All reciprocal communications, related to the Contract, will be considered as reported, if delivered by mail with Return Receipt (AR), or by the bearer, with the protocol of reception. In any of the cases, it shall always contain the number of the Contract, the subject, the date of the reception and the name of the remittent.
1.8.	The Concessionaire shall, within 15 (fifteen) days from the signature of the Contract, submit, in written form, the names and respective professional position of the respective employees of representatives named to be responsible for the management of the Contract, to whom the letters and notifications shall be addressed.
1.8.1.	Any changes in the names and respective professional position of the respective employees of representatives named to be responsible for the management of the Contract shall be communicated to the Grantor in no longer than 5(five) days after the change is made.
1.9.	When the rescission of any of the economic index indicated in the present Contract and by its Annexes, it will be altered by the official index substitute or, not having it, by other indexes indicated by ANAC.
1.10.	To the compliance with the articles in the present Contract and its Annexes, the accountable information stated in item 3.1.41 will be adopted, in reference to the Concessionaire and, if the case, to its additional wholly owner subsidiaries.

Section V – The Annexes

1.11.	It is part of the present Contract, to all legal and contractual means, the following annexes:
1.11.1.	Annex 1 – Term of Agreement of the Obligations of the Group Control
1.11.2.	Annex 2 – Airport Exploration Plan (PEA) 1.11.3.Annex 3 –Public Power Constructions
1.11.4.	Annex 4 - Tariffs
1.11.5.	Annex 5 – Marginal Cash Flow
1.11.6.	Annex 6 – Models and Minimum Conditions to the Contractual Bond
1.11.7.	Annex 7 – Terms of Provisory Acceptance and of Permission to use the Assets
1.11.8.	Annex 8 - Terms of Provisory Acceptance and of Permission to use the Assets
1.11.9.	Annex 9 – Operational Transference Plan
1.11.10.	Annex 10 – Capacity of the Lane System
1.11.11.	Annex 11 – X Factor

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CONCESSION TO AMPLIFICATION, MAINTENANCE AND EXPLORATION OF THE INTERNACIONAL AIRPORT OF BRASILIA

CHAPTER II – THE OBJECT

2.1.	The object of the present contract is the Concession of the Public Services to the amplification, maintenance and exploration of the airport infrastructure of the Airport Concession, to be implemented in three stages:
2.1.1.	STAGE I-A- stage of the operations transference of Infraero Airport to the Concessionaire;
2.1.2.	STAGE I –B – stage of the amplification of the Airport by the Concessionaire to adequate the infrastructure and the improvement of the level of services; and
2.1.3.	STAGE I-C – other stages of the amplification, maintenance and exploration of the Airport to the sustenance of the level of service established in PEA, in accordance with stated in Subsection III – Stage II.
2.1.4.	STAGE II – other stages of the amplification, maintenance and exploration of the Airport, to the attendance of the Minimum Parameters of Dimensioning previously stated in PEA, in accordance with the stated in Subsection III – Stage II.
2.2.	It is not included in the object of the Concession the render of services in order to support and guarantee the safety of the air navigation in air traffic area of the Airport. This attribution is exclusively of the Public Power, as it is detailed in PEA.

Section I – Area

2.3.	The Airport is located in the area described in PEA, of which is entirely under the possession of Infraero and that will be transferred to the Concessionaire at the same moment of the celebration of the present Contract, by the Term of Provisory Acceptance and of Permission to Use the Assets.
2.4.	The areas expropriated after the celebration of the present Contract will have their possession transferred to the Concessionaire by an additional article in the Term of Definitive Acceptance and Permission to Use the Assets.

Section II – Contract Duration

2.5.	The contract duration shall extent to the period of 25 (twenty five) years to the Brasilia Airport, always considered from its date of effectiveness.
2.6.	The Contract can be prorogated for the maximum of 5 (five) years, all at once, in order to avoid recovery of the economical-financial stability as a result of the Extraordinary Review, under the statements of the present Contract.
2.7.	The Date of Efficacy adopted in the present contract is the one implemented under the following suspending conditions:

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2.7.1.	publication of the record of the Contract in Diario Oficial da Uniao; and
2.7.2.	Issuing of the Stages to the Accomplishment of the Object of Stage I by ANAC, to be drawn up in no longer than 30 (thirty) days from the publication of the record of the Contract in Diario Oficial da Uniao.

Section III – Price of the Contract

2.8	– The Price of the Contract, corresponding to the present value of the Revenue Tariff and Non-Revenue Tariff estimated to all duration of the concession is of R$ 5,334,640 (five billion three hundred thirty four million and six hundred and forty thousand reais);
2.9.	The Price of the Contract has a mere indicative effect and it cannot be argued by any of the Parties to request the recovery of the economical-financial stability of the Contract.

Section IV – The Contribution to the System

2.10.	The Concessionaire is obliged to pay to the Union, by making a deposit in FNAC, the annual installment of the Fixed Contribution and the Variable Contribution, according to the values, percentages and conditions stated below.
2.11.	The payment of the first installment of the Fixed Contribution will take place at the end of the 12th month of the contract from the Date of Efficacy of the Contract, and subsequent installments paid every 12 (twelve) months.
2.12.	The Civil Aviation Secretary of the Presidency of Republic will indicate the procedure to be observed to the effectiveness of the payment of the Fixed ad Variable Contributions.
2.13.	The Fixed Contribution corresponds to the annual amount of R$ 180.045.300,00 (a hundred and eighty millions, forty five thousands and three hundred reais), as a result of the offer given in the Auction object of the present Concession.
2.13.1.	The annual amount of the Fixed Contribution corresponds to ratio of the value of the Fixed Contribution by the duration of the contract.
2.14.	The payment of the Variable Contribution will take place in the moment of the presentation of the Financial Statements stated in item 3.2.42.2.
2.15.	The Variable Contribution corresponds to the annual amount in R$ (reais) as a result of the application of the rate of 2% (two per cent) on top of the total Gross Revenue of the Concessionaire and its additional wholly owner subsidiaries.

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(i)	When the Annual Gross Revenue perceived by the Concessionaire and its additional wholly owner subsidiaries are above the values below mentioned, the Variable Contribution on the excess revenues will be charged under the rate of 4.5% (four point five per cent)

YEAR	BSB
2012	226.234
2013	249.421
2014	284.818
2015	320.260
2016	346.064
2017	363.205
2018	380.369
2019	403.593
2020	422.751
2021	448.815
2022	469.763
2023	491.311
2024	513.264
2025	535.673
2026	558.520
2027	593.953
2028	611.915
2029	626.576
2030	639.343
2031	648.900
2032	656.884
2033	663.783
2034	669.505
2035	674.071
2036	678.057
2037	681.453

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2.15.2.	The value of the annual Gross Revenue listed in item 2.15.1 will be readjusted by the same rules applicable to the Annual Fixed Contribution, in conformity with the items 2.17 and 2.18.
2.15.3.	To this item, Gross Revenue is any revenue received by the Concessionaire and by additional wholly owner subsidiaries as remuneration, in conformity with the present Call for Bid.
2.15.4.	The calculus of the Variable Contribution will be done by the Concessionaire, based on the accountant findings of the period, in conformity with the item 3.1.42.2.
2.15.5.	It is given to the Grantor the possibility to disagree with the values indicated or paid by the Concessionaire and request its correction and complementation, guaranteeing to the Concessionaire the rights of the due process to full defense and contradictory.
2.15.6.	To the auditing of the values, the Grantor will count on the support of large sized expert companies of independent auditing and nationally and internationally well-known, with immaculate reputation to be appointed, contracted and remunerated by the Concessionaire, holding ANAC the right of veto in the appointment given by the Concessionaire.
2.15.7.	At the end of the administrative process to verify the facts, the complementation of the payments can be given by the retention of the Tariff Tax, either by executing the bonds or by a specific charge.
2.15.8.	When it is verified the existence of fraud in the payment of the Variable Contribution as a result of any operations that seek to artificially reduce the base of calculus, the Grantor can use, up to its own choice, the support of the auditing, contracted in conformity with the item 2.15.6, to check the values effectively collected, in no detriment to the applicable penalties.
2.16.	When the Concessionaire does not pay the Fixed and Variable Contributions on the maturity date, it will be charged moratorium fine to date in 2% (two per cent) of the debt, plus moratorium interests in accordance with the Special System for Settlement and Custody (SELIC), holding the Grantor the right to execute the bond of the Contract.
2.17.	The annual value of the Fixed Contribution will be readjusted by the Amplified Consumer Price Index calculated by the Brazilian Institute of Geography and Statistics – IBGE accumulated between the month of the occurrence of the Public Auction Section and the Date of Effectiveness of the Contract, according to the following formula:

O1 = O0 x (IPCAt/IPCAt-1)

Where:

01 is the annual value of the Fixed Contribution readjusted on the initial date of the Contribution payment;

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CONCESSION TO AMPLIFICATION, MAINTENANCE AND EXPLORATION OF THE INTERNACIONAL AIRPORT OF BRASILIA

0Ois the annual value of the Fixed Contribution by the price of the date of the occurrence of the Public Auction Section;

IPCAt/IPCAt-1 is the accumulated IPCA during the period of the month where the Public Auction Section took place and the previous month to the initial Contribution payment.

2.18.	After the first readjustment, the annual value of the Fixed Contribution will be yearly readjusted by the Amplified Consumer Price Index calculated by the Brazilian Institute of Geography and Statistics – IBGE – in accordance with the following formula:

Ot = Ot -1 x (IPCAt/IPCAt-1 )

where:

t – is the period of the time in years;

Ot is the annual value readjusted of the Fixed Contribution Ot-1 is the annual value of the Fixed Contribution in force;

IPCAt/IPCAt-1 is the accumulated variation of IPCA in the period.

Section V – The Stages to the Accomplishment of the Object

Subsection I – Stage I-A

2.19.	After the implementation of the conditions of efficacy in line with the item 2.7. of the present contract, it will initiate the Stage I-A, that contemplates the procedure of the operation transference of the Airport, in accordance with the steps below, verified the specifications mentioned in Annex 9 – Operational Transference Plan.
2.20.	Step 1 regards the presentation of the Operational Transference Plan – PTO. The Concessionaire shall present to ANAC, in no longer than 10(ten) days after the Date of Efficacy of the Contract, the Operational Transference Plan to the arrogation of all activities related to the Airport, containing all information demanded in Annex 9 – Operational Transference Plan, of which will be analyzed by ANAC in no longer than 20 (twenty) days. When it is not approved, the Concessionaire and ANAC will follow the same time limits of delivery and approval of a new plan.
2.21.	Once approved the Operational Transference Plan by ANAC, it will initiate the Step 2, in conformity with the statement detailed in Annex 9 – Operational Transference Plan – under the obligation of the Concessionaire to execute the activities listed to this step, specially, to constitute a Transitory Committee, train and mobilize labor work and pursue the necessary materials to initiate the arrogation of the Airport Activities.
2.21.1.	The Step 2 of the Airport Transference will have a given period of 3 (three) months, from the date of approval of the Operational transference Plan by ANAC.

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2.21.2.	During all the period lasted in Step 2, it will be on Infraero to continue to execute the activities, assisted by the representative of the Concessionaire, of which will have free access to all the Airport facilities, under the safety norms in force.
2.21.3.	The safekeeping of the existing properties and part of the Airport, as well as the expenses and revenues affected over Airport activities related to Step 2 of the Transference, it will be of the Infraero responsibility, except for the expenses of the Concessionaire referent to the obligations stated in item 2.21.
2.21.4.	The Concessionaire shall notify all persons and legal entities that celebrate Contracts with Infraero regarding the usage of the space in the Airport Complex, informing about the total sub-rogation to the Concessionaire, mentioning that from the 1 (first) month that follows the end of Stage 2 the values resultant from the aforementioned contracts shall be paid to the Concessionaire.
2.21.5.	The Concessionaire shall notify the services renderer about the rescission of the contract from the 1 (first) month that follows the end of Stage 2. The Concessionaire is responsible for the implementation of all necessary measures for the rescission of the respective contracts.
2.21.6.	During the Step 2 of the Stage I-A, the Infraero employees allocated to the Airport will continue under the condition of Infraero’s employees and subordinated to the Infraero Board of Director, in conformity with the organizational structure in force. The Concessionaire will not take any responsibility on the spending related to the employees. Infraero shall only inform the labor and social security costs of the respective Airport to the Concessionaire.
2.22.	Having finished the due period of time stated in the previous item regarding the Step 2, it is on the Concessionaire to assume the effective operation of the Airport, by signing the Term of Definitive Acceptance and the Permission of the Usage of the Assets of the Airport Facilities, stated in Annex 8 of the Contract, in observance to the application of the Operational Transference Plan, leading to the initiation of Step 3 of the transference of airport activities, of which initial duration of time is 3 (three) months, of that it can be postponed for no longer than 6 (six) months, under the condition of a previous agreement between the Concessionaire and Infraero.
2.22.1.	Infraero, by its representatives below mentioned, will keep track on the activities assumed by the Concessionaire during all Step 3, giving support and necessary information.
2.22.2.	All the spendings and revenues applied to the Airport Activities related to Step 3 will be of the Concessionaire Responsibility.

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2.22.3.	During the Step 3, of Stage I-A, Infraero’s employees who were allocated to the Airport will continue under the condition of employees contracted by Infraero, but designated to work for the Concessionaire. Infraero shall be reimbursed of all costs and labor and social expenses related to the allocated employees in the Airport, through the reimbursement to be monthly paid by the Concessionaire in a period no longer than 10 (ten) days from the date of the presentation of the receipts spent by Infraero.
2.22.4.	After the end of Step 3,the Stage I-A will be considered concluded and the activities of maintenance and exploration of the Airport to the concession totally transferred.
2.23.	Additional revenues and expenses unduly attributed to the Concessionaire or to Infraero, either by operational problems or by the absence of coincidences on the dates of detection, shall be object of value adjustment between the Concessionaire and Infraero, within a period no longer than 30 (thirty) days from the presentation of the supporting documentations.

Subsection II – Stage I-B

2.24.	Having implemented the conditions stated in item 2.7 of the present contract, it will initiate the Stage I-B, that contemplates the activities of amplification of the Airport to the adequacy of the infrastructure and improvement of the level of service, where the concessionaire within a period no longer than 90 (ninety) days shall:
2.24.1.	submit the Basic Project of Investment of amplification and adequacy of the Airport facilities; and
2.24.2.	submit the time schedule of the investment performance to the approval of ANAC.
2.25.	The Basic Project shall be elaborated in accordance with PEA, containing the necessary and sufficient elements, with an adequate degree of precision, to characterize the works and services to be done, allowing the evaluation of the applicable method and of the due time to the performance of the investment.
2.26.	Within a period no longer than 30 (thirty) days, ANAC will analyze and approve the Basic Project and might emit partial authorizations of construction during the period of analysis. The approval of the Basic Project by ANAC does not exclude the necessity of its later changes to additional adequacy to the constant requirements in the body of the contract, legislation and regulations of the sector. The recovery can only take place in the economical-financial stability in the situations stated in Chapter V, Section I, of the present Contract.

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2.27.	Within a period no longer than 30 (thirty) days after the approval of the Basic Project, the Concessionaire shall initiate the work to amplify the Airport, under the terms of the present Contract.
2.28.	The Concessionaire shall submit to ANAC all modifications done in the Basic Contract, after its initial approval, to the analysis and new approval of this Agency.
2.29.	When the Basic Project is not approved, the Concessionaire will have the maximum due term to be settled by ANAC to represent it, with necessary adequacies.
2.30.	In a period no longer than 90 (ninety) days previous to the date intended by the Concessionaire to the beginning of the operation of the Airport new structures, the Concessionaire shall submit the revision of the Book of Operations with the addition to new Airport facilities, to the ANAC approval, in conformity with the specific regulatory in force, to the airport certification.
2.31.	Within a period no longer than 30 (thirty) days previous to the date intended by the Concessionaire to the beginning of the operation, the Concessionaire shall deliver the Project As Built of the new facilities to ANAC, in order to have it registered.
2.32.	The Stage I-B will last within the maximum period accepted in PEA. The Concessionaire shall accomplish entirely its obligations within the given period.
2.33.	When delay might occur by the Grantor, the mentioned period will be added to the time given in the previous item.

Subsection III – Stage I-C

2.34.	After finishing the Stage I-B it will initiate the Stage 1-C, that contemplates the activities of the amplification of the Airport and the adequacy of the infrastructure to the total recovery of the level of service to the established in PEA.
2.35.	During the Stage I- C the Concessionaire shall make the necessary investments to the fulfillment of the demand staged in PGI in force with the level of service established in PEA to all Airport facilities.

Subsection IV – Stage II

2.36.	After finishing Stages I-A, I-B and I-C of the Contract, it will initiate the Stage II, where the Concessionaire shall comply entirely with the obligation to maintain the level of service established in PEA.
2.37.	In every event of the Trigger Investment, the Concessionaire shall submit to ANAC, within no longer than 90 (ninety) days, the Basic Project of the investments suitable to the maintenance of the level of service, stated in the PGI in force.

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2.38.	The dispositions mentioned from items 2.25 to 2.32 are applicable to all events of the Trigger Investment.
2.39.	During the Stage II, the Airport shall operate in conformity with the stated in the Contract, in its Annexes, under the regulation and legislation in force.

Section VI – The properties that compound the Concession

2.40.	It compounds the concession the necessary properties to the rendering of Airport Exploration Service already available by the Public Power and to be incorporated by the Concessionaire, under the terms of PEA.
2.41.	The properties that compound the concession regard the following:
2.41.1.	delivered by the Union, in conformity with the inventory mentioned in the Term of Definitive Acceptance and the Permission to Use the Assets;
2.41.2.	to be constructed by the Public Power, in conformity with Annex 3 – Public Power Work; and
2.41.3.	acquired by the Concessionaire to the Airport Exploration.
2.42.	The properties that compound the Concession will be considered bounded while necessary to the Airport Exploration, in conformity with the up-date of the Service and the necessities derived from the Airport Complex.
2.43.	The properties that compound the Concession resultant from the investments made by the Concessionaire shall be depreciated and amortized within the duration of the Concession in accordance with the terms of the legislation in force.
2.44.	In the last 5 (five) years of the validity of the Contract, any new investment made in properties that compound the concession or acquisitions of new properties will depend on previous and written authorization of ANAC.

Section VII – Public Power Constructions

2.45.	The constructions and services listed in Annex 3 – Public Power Constructions are of Infraero’s liability, that is responsible for promoting all necessary actions to the contract and complete execution of the respective contracts, in accordance with the time schedule mentioned in the aforementioned Annex, paying the specific debts.
2.46.	Delays in the celebration of the contract of which is the object of the present item or in its execution that generates a non-compliance with any of the fixed dates in the time schedule mentioned in Annex 3 – Public Power Work, do not free the Concessionaire from its duty to comply with the Contract.

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2.47.	When Infraero does not celebrate the contracts under its responsibility within the pre- determined period, the Concessionaire might, in order to guarantee the compliance of the Contract of Concession, contract a construction or service listen in Annex 3 – Public Power Works in the market, in line with the articles in Law n. 8.666/1993 and complementary regulation applicable to Infraero whenever it is suitable. When the Concessionaire effectively executes any work, Infraero shall reimburse the Concessionaire in observance to the maximum value of the reimbursement established in Annex 3 – Public Power Construction to each case and mentioned in item 2.52.
2.48.	When Infraero celebrates the contracts under its responsibility, the Concessionaire might, at its own criterion and at any given moment, request Infraero the compulsory subrogation by the Concessionaire as a contractor in the contracts celebrated by Infraero.
2.49.	In the case of compulsory subrogation to the Concessionaire of the contracts under Infraero’s responsibility, it will be of the Concessionaire duty to decide on the maintenance, review or rescission of the subrogated contracts.
2.49.1.	When the Concessionaire decides not to keep the subrogated contract, it will be of its own expenses, with no rights whatsoever to be reimbursed, about all costs and encumbrances related to the anticipated extinction of the contract. However, the Concessionaire will have the right to be reimbursed for the amount spent with the execution of the constructions that have taken on, in observance to the item 2.52 and the previously amount fixed in Annex 3 – Public Power Works.
2.49.2.	If, by any reason, the compulsory subrogation is not done within a period no longer than 30 (thirty) days after the Concessionaire have requested to Infraero, the Concessionaire might contract a work or service, in observance to the Law n. 8.666/1993 and complementary regulatory applicable to Infraero, upon reimbursement for the amount spent with the execution of the constructions that have taken on, in observance to the item
2.52.	Infraero shall pay all costs and encumbrances spent with the anticipated extinction of the contract.
2.49.3.	When the Concessionaire keeps the subrogated contract, it will be reimbursed in the costs spent with the contracted party under the statement and limits of the subrogated contract, but it will not hold any right to be reimbursed by any means for the construction, services and costs added in virtue of the additional clauses in the contract or circumstances of execution, observed the item 2.52.
2.50.	When the Concessionaire chooses not to request the compulsory subrogation of the contracts celebrated by Infraero, the Concessionaire will have the right to directly keep track on the execution of the aforementioned contracts, with access to all detained information by the contracted party or by Infraero regarding the contract and its execution, monthly informing to Infraero, the result of its analysis. The non-communication within the given period of time shall be interpreted as accepted by the executed party.

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2.51.	The reimbursement to be paid by Infraero under the terms of the present Section will be done within a period of time no longer than 30 (thirty) days from the date of request by the Concessionaire, in observance to the following conditions:
2.51.1.	When the Concessionaire celebrates a new contract, under the terms of the items 2.47 the present contract shall detain the same object mentioned in Annex 3 – Public Power Work and the maximum value limited to the amount stated in the same annex.
2.51.2.	Infraero shall reimburse only the value proportionally to the amount indicated in Annex 3 – Public Power Works or in the new contract, whichever is the lowest, based on the percentage of the execution in the physical-financial time schedule of the work effectively measured by Infraero.
2.52.	When Infraero delays the payment of the reimbursement, the late payment shall be accrued monthly by the IPCA to date.
2.53.	The responsible for the execution of the constructions mentioned in Annex 3 – Public Power Construction, either Infraero or the Concessionaire, shall submit the As built Project to ANAC within a period no longer than 30 days.
2.54.	The Concessionaire can always request ANAC for assistance to mediate and solve conflicts with Infraero resultant from the execution of constructions and services listed in Annex 3 – Public Power Works and of other contracts under the responsibility of Infraero that interfere in the satisfactory execution of the Contract of Concession.

CHAPTER III – THE RIGHTS AND DUTIES

3.1.	The rights and duties of the Concessionaire during the period of the duration of the Concession are as follow:

Section I – The Concessionaire

Subsection I – The General Duties

3.1.1.	comply and demand fully compliance of the Contract, in conformity with the legal dispositions and regulations, and also the provisions of ANAC publicized at any given time;
3.1.2.	satisfy the demands, recommendations or observations made by ANAC, in conformity with the fixed period of time given in each case;
3.1.3.	comply with the legal dispositions stated in the labor law, social security law, safety and occupational health, related to its employees and outsourced;

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3.1.4.	keep, during the execution of the Contract, in all applicable means, all the conditions of licensing and qualifications demanded in the bid;
3.1.5.	keep to all activities related to the execution of the engineering services, the regularity before the Regional Committee of Engineering, Architecture and Agronomy – CREA, including the third parties contracted;
3.1.6.	keep, in good working order, conservation and security, under its own costs, the necessary goods to the rendering of Services the integrate the Concession, during the duration of the Contract;
3.1.7.	take over entirely the Contracts that regard the cession of space in the Airport Concession, in conformity with the hired conditions, upon total subrogation of the rights and duties;
3.1.8.	adhere to educational campaigns, informative, operational and others, limited to the operated equipment and area related to the Concession, in agreement and according to the directives of ANAC and COMAER.
3.1.9.	Guarantee to its employees:
3.1.9.1.	continuous investments in enablement, training and orientation; 3.1.9.2.settlement of the Joint Commission of health and security, of which the framework of functioning and composition shall be agreed between the Concessionaire and the airport labor union representation;
3.1.9.3.	airport labor union representation in the work location, guaranteed the current necessary facilities to its functioning in the airport;
3.1.9.4.	maitenance of the same database of the Infraero’s employees. 3.1.10.observe, except for the cases of contracting the rendering services by Infraero, the restrictions imposed to the third parties to each airport, in conformity with the norms, decisions and agreement in force on the date of the publication of the call for Bid. When changes addressed to the Concessionaire might occur, all decisions shall be made in accordance with the law in force.

Subsection II – The Rendering of Services

3.1.11.	assure the adequate rendering of service granted, in conformity with defined in article 5 of the Federal Law n. 8.987/95, using all the means and resources that are at its disposal, including, and not limiting, to all investments and future expansions, necessary to the maintenance of the quality service;
3.1.12.	assure the adequate rendering of service granted, in conformity with the existing demand and in agreement with the statement in PEA, according to the definitions and time limited in the aforementioned Annex;
3.1.13	execute services and management programs, as well as offer training to its employees, seeking for the improvement of the services and comfort to the users with the objective to answer PEA;

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3.1.14.	meet and draw efforts to meet in an adequate way, the general public and the users, in special;
3.1.15.	keep in-person and electronic customer service to the Users and an ombudsman to verify the complaints regarding the execution of the contract of concession;
3.1.16.	execute all services, controls and activities related to the Contract, with care and diligence, applying the best technique applicable to each of the tasks developed;
3.1.17.	submit to the approval of ANAC the proposals of improvement implementation of services and the new technologies;
3.1.18.	elaborate and implement schemes of services to emergencies that involve the users of the Airport, in line with all circulars and norms related to the sector, making available human resources and the necessary materials;

Subsection III – Operational Activities

3.1.19.	obtain previous approval of ANAC to projects, plans and programs related to the amplification and operation of the Airport;
3.1.20.	provide all the necessary licenses to the execution of the airport construction, observed the conditionals stated in the Previous Licenses and of Settlement obtained from the Grantor and the new demands of the Environmental Agencies in result of the project adopted by the Concessionaire;
3.1.21.	comply entirely with the environmental conditions and compensatory measures of the Previous Licenses, the Settlement and the Airport Operation and with new demands requested by the Environmental agencies;
3.1.22.	have ensured the capacity of the runaway by the competent authority, in conformity with Annex 10 - Capacity of the Runaway System;
3.1.23.	inform previously the Users about the time schedule of the works to be initiated in the Airport Complex, in order to assure the predictability about the infrastructure functioning;

Subsection IV – Information

3.1.24	inform and clarify information requested by ANAC, guaranteeing its access, at any given time, in all Airport facilities;
3.1.25	make public to the population and users in general, whenever there is a change in the tax charged, the new cost and the date within at least 30 (thirty) days before its enforcement, in conformity with the procedure previewed in Annex 4 – Tariffs;
3.1.26	submit reports containing information of the Concession, under the terms of the present Contract and of the regulations emitted by ANAC and under the time period defined in such acts, in special, all information stated in PEA, as well as the statistics of the traffic and the number of passengers listed within the period;

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3.1.27	in no detriment to additional and future regulations emitted by ANAC, make available up-dated data bank, in electronic base, able to generate report with information of the Concession, enabling ANAC to have a constant, unrestricted and immediate access to the aforementioned data bank;
3.1.28	keep ANAC informed about all and any facts that is not in conformity with the operation adequate to the Airport, considering as such the non- compliance to the statements established in PEA or potential non-compliance with the legal norms or regulations of the section;
3.1.29	report in the written form to ANAC, within 24 (twenty four) hours, any occurrence or accident that affect the security of the Airport, independently from verbal communication, of which, in this case, shall be made immediately;
3.1.30	make available to ANAC all and any documents and information related to the Concession, including contracts and agreements of any nature made with third parties, having the option to verify and to audit;
3.1.31	inform ANAC about the financing conditions and of the legal means that ensures the execution of the object of the Concession;
3.1.32	inform ANAC about the changes in the financing conditions stated in item 3.1.30, as well as about the agreement with any of new financing, of which is not permitted:
3.1.32.1	the concession of loan, financing and/or any other means of transferring the resources to its shareholders and/or Related Parties, except the transference of resources as a way of distributing dividends, interests on equity capital and/or payments by the engagement of constructions and services celebrated in equal conditions of the market; and
3.1.32.2	the loan granted, guarantee or any way to secure in favor of its Related Parties and/or third parties;
3.1.33	Make public the contracts celebrated with the Related Parties, under the terms stated by ANAC.

Subsection V – Investments

3.1.34	execute the investments and services of its responsibility, in accordance with the terms of PEA, as well as observing the due date predetermined in the time schedule to invest;
3.1.35	have all materials, equipment, accessories and human resources at its disposal that are necessary to the perfect operation of the services granted;
3.1.36	submit to ANAC the documents stated in PEA in order to detail the investment plan and/or the operational actions necessary to the maintenance of the level of service;

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3.1.37	make investment and/or operational actions necessary to keep the stability of the capacity of other operational components of the Airport with the Passenger Terminal, in conformity with the stated in Annex 2-PEA;
3.1.38	submit to the approval of ANAC the investments to be made to the operation of the new settlement in the Airport;
3.1.39	expropriate real properties that do not hold decree of declaration of public utility previously publicized and in force when the event of the public auction section and indemnify the landlords. It is also demanded to request the publication of the decrees to the Grantor and the necessary power of grantor, under the terms of article 29, VII of Law 8.987/95;

Subsection VI – The Corporative Governance

3.1.40	observe standard of corporative governance and adopt accounting and financial statements standardized;
3.1.41	ensure the employees of the Concessionaire, under the terms of the Social Statute, the right to appoint a member to the Council of the Concessionaire Administration;
3.1.42	publicize, in line with the legislation, the financial statements and keep the accountant records of all operations in conformity with the applicable legislation to the public corporations under the terms of Law 6.404/76 of the Securities Commission regulation (CVM) and other incidental norms edited by ANAC;
3.1.43	submit to ANAC:
3.1.43.1	quarterly:
i.	within a period no longer than 45 (forty five) days after the end of each quarter the analytical monthly trial balance; and
ii.	an affidavit of the Concessionaire containing the value of its social paid-in capital and the modifications in the shareholder composition;
3.1.43.2	yearly, until the due date 15(fifteen) of May of the following year: the accountant records, in all mandatory forms, such as, Balance Sheet (BP), Income Statement (DFC), Statement of Changes in Stockholders’ Equity (DMPL), Added Value Statement (DVA) with the respective explanatory observations and the Reports of the Board of Directors and of the Supervisory and Administrative Boards, the Opinion of Independent Auditors, as well as the Trial Balance of the end of the financial year with the modifications made and respective credits;
3.1.43.3	When the Concessionaire constitutes an associate, the accounting statements stated in items 3.1.42.1 and 3.1.42.2 shall also be submitted individually to each associate constituted;
3.1.43.4	The opinions of item 3.1.42.2 shall hold a specific chapter related to the value of the Variable Contribution.

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3.1.44	keep the inventory and the records of the returnable properties up-dated, in conformity with the stated in the Contract and the regulation in force;

Subsection VII – The Share Capital

3.1.45	The Concessionaire shall, in the duration of the contract, keep share capital subscribed and paid-in of, at least, R$ 243.251.000,00 (two hundred and forty-three million, two hundred and fifty-one thousand reais), under no circumstances will be allowed its reduction without previous and written authorization from ANAC:
3.1.46	Pay-in the total amount of the minimum share capital under the pre- determined period of time to the end of Stage I-B.

Subsection VIII – The Responsibility

3.1.47	respond before ANAC and third parties, under the terms admitted in the legislation in force;
3.1.48	respond for the possession, custodian, maintenance and surveillance of all properties that compound the Concession, in accordance with the stated in the Contract and regulation in force, except for the item 2.21.3;
3.1.49	compensate ANAC and other consenting and intervenient parties of all expenses resultant from the legal impositions to the satisfaction of the obligations originally of the Concessionaire responsibility, including the labor claims brought by the employees or third parties bounded to the Concessionaire;
3.1.50	inform ANAC, immediately, when noticed or communicated of any legal claim or administrative procedure, that might result in ANAC’s liability, or of the intervenient, including the terms and procedures deadlines, a well as draw the best effort defending common interests, practicing all procedures acts appropriated with this aim;
3.1.51	respond for the adequacies and quality of the investments made, as well as for the compliance with the contractual obligations, regulatory and legal related to the time schedule, projects and settlements.
3.1.51.1	the approval by ANAC of the time schedules, projects and settlements submitted do not exclude the exclusive responsibility of the Concessionaire for the adequacy and quality of the investments made, as well as for the compliance with the contractual obligations, regulatory and legal;
3.1.52	respond before ANAC and third parties for the services sub-rendered;
3.1.53	totally respond for potential indemnities owe to the holders of the contracts regarding the cession of space in the Airport Complex when the Concessionaire gives reason for the mentioned indemnity;

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Subsection IX – The Insurances

3.1.54	contract and keep valid, in the duration of the Concession, the insurance policy, with minimum period of validity of 12 (twelve) months, that ensures the continuity and of the operations made in the Airport, adequate to cover:
3.1.54.1	the losses caused to the civil constructions, equipment and machineries employed to the amplification or reconstruction of the Airport, including losses derived from acts of god or force majeure, with a maximum limit of insurance under the minimum equal to the value of the properties insured;
3.1.54.2	the losses caused to chattels and real properties that compound the concession, under the terms of the present contract, including losses resultant from the acts of god and force majeure, with a maximum limit of insurance under the minimum equal to the value of the properties insured;
3.1.54.3	material and pain and suffering damages to third parties, resultant from the works and activities performed by the administrators, employees, representatives, or delegates of the Concessionaire, and that hold civil liability, with maximum limit of guarantee the same of the best practice of the market to each sinister;
3.1.55	submit to ANAC, before the initial STAGES I-A and I-B, and II and in the existence of a new cycle of investments, the proof the insurance policies demanded in the present subsection and applicable to each of these stages are in force;
3.1.56	periodically up-date the insurance contracted, every 12 (twelve) months from the date of the initial contract, including events or sinisters that are not covered by the insurance company in Brazil when the initial contract;
3.1.57	inform ANAC, yearly, all the properties covered by the contracted insurance and how it is calculated the maximum limit of the indemnity of the insurance policy to each sinister;
3.1.58	respond for the comprehension or omissions resultant from the performance of the insurance, as well as for the total payment of the franchising in case of sinister takes place;
3.1.59	name ANAC as co-insured of all insurances, according to the characteristics, purpose and ownership of the properties involved. The insurance policies might additionally name as the beneficiary, financial institution creditor of the Concessionaire, as long as do not compromise the operation and the continuity of the rendering of service;
3.1.60	track the records of the insurance policy of written authorization to the insurance company to contract the reinsurance together with the international reinsurance companies, when it is the case;

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3.1.61	send to ANAC, with a minimum period of 30(thirty) days of its maturity date, the proof that the insurance policies have been renewed or will be unconditionally renewed before the maturity;
3.1.62	in no detriment to stated in item 3.1.57, every modification in the contract of the insurance policy, including those related to the cancelling, renewal, modification and replacement of any of the policies, shall be previously communicated to ANAC;
3.1.63	When the Concessionaire does not prove the renewal of the policies under the pre-determined period stated in item 3.1.60, ANAC will be authorized to contract the insurances and charge the Concessionaire the total value of the premium, in no detriment to other contractual sanctions applicable to the case;
3.1.64	in the situation stated in item 3.1.63, the Concessionaire will remain responsible for the contractual obligations, independently from the option of ANAC to the engagement or not of the insurances;

Subsection X – Insurance of Contractual Execution

3.1.65	offer Insurance of Contractual Execution in one of the following modalities, defined under its own criterion, in order to ensure the accomplishment of the obligations stated in the present Contract:
3.1.65.1	escrows, either in cash or federal public debt securities;
3.1.65.2	insurance base of which policy shall observe, at minimum, the content of Annex 6 – Models and Minimum Conditions to the Contractual Bond; or
3.1.65.3	bank issued bonds, under the requirements of Annex 6 – Models and Minimum Conditions to the Contractual Bond;
3.1.66	maintain in force the Insurance of the Contractual Execution in values and pre-determined time period established below, under any of the aforementioned conditions stated in the previous item, naming ANAC the beneficiary:

Events of the Concession	Value
During the Stage I-B of the Contract – from the signature of the Contract to the end of Stage I-B of the Contract.	R$ 266,732,000 (two hundred sixty-six million and seven hundred and thirty two thousand reais);

After the end of Stage I-B of the Contract: from the end of Stage I-B of the Contract to the end of the Contract.	R$ 133,366,000 (one hundred thirty three million and three hundred sixty-six thousand reais);

Trigger Investment: from the occurrence of one of the events pre-determined in PGI as Trigger Investments.	10% (ten per cent) of the value of the expected investments.

Rescission of the Contract: for the period of 24 (twenty-four) months after the end of the contract.	R$ 19,159,000 (nineteen million, one hundred fifty nine thousand reais);

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3.1.67	keep the integrity of the Insurance of Contractual Execution in the duration of the Contract, in line with the values abovementioned. Independently from previous notice of the overdue payment, it shall mandatorily:
3.1.67.1	renew validity duration of the modalities that mature in the duration of the Contract, proving the renewal to ANAC 30 (thirty) days before the due date;
3.1.67.2	readjust periodically the Insurance of Contractual Execution, on the same date and by the same formula applicable to the Fixed Contribution, completing the value that resulted from the application of the periodical readjustment over the initial amount;
3.1.67.3	reimburse the values that have possibly been used to the coverage of any of the payment obligations covered by the Insurance of Contractual Execution in a period no longer than 30(thirty) days from the effective usage, independently from the dispute/discussion, legal or administrative, of intentional wrong or recklessness;
3.1.67.4	respond to the difference of values, when the Insurance of Contractual Execution is not sufficient to cover the value of all payment obligations regarded by them. These payments can be charged by all legal means accepted; and
3.1.67.5	submit to the previous approval of ANAC additional modifications in the content of the guarantee letter or in the insurance base, as well as additional substitution of the Insurance of Contractual Execution by any of the modalities admitted.
3.1.68	The escrow in cash shall be done in deposit in a bank account to be given by ANAC.
3.1.69	The escrow under federal public debt securities shall be given by debt securities emitted under the book-entry form, upon the registration in centralized system of debt clean up and custody by the Brazil’s Central Bank and evaluated by its economical values, in conformity with the Ministry of Finance.
3.1.70	The guarantee letters and the insurance base policies shall have a minimum duration of 1 (one) year, holding the Concessionaire the full responsibility to keep them plenty validity and uninterrupted in the duration of the Concession. To this end, the Concessionaire will promote the necessaries renewals and up-dates.
3.1.70.1	The contract of the insurance base shall be made with first line insurance and reinsurance company, which means, those of which the rate of financial strength in national scale is above or equal to “Aa2.br”, “brAA” or “A(bra)”, depending on what publicized by the credit rate agencies Moody ́s, Standard & Poors or Fitch, respectively;

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3.1.70.2	If it is chosen the contract of bank issued bonds, it shall: (i) be submitted the original document (photocopies will no be accepted in any means), (ii) have its value indicated in Reais, (iii) name the Grantor as beneficiary, (iv) be properly signed by the administrators of the guarantor financial institution and (v) pre-determine the abdication of the benefit of privilege.

3.1.70.2.1 The contract of the insurance base shall be made with first line insurance and reinsurance company, which means, those of which the rate of financial strength in national scale is above or equal to “Aa2.br”, “brAA” or “A(bra)”, depending on what publicized by the credit rate agencies Moody ́s, Standard & Poors or Fitch, respectively;

3.1.71	The insurance of Contractual Execution can be used under the following occurrences:
3.1.71.1	when the Concessionaire does not accomplish the obligations pre- determined in PEA;
3.1.71.2	when reversible properties are returned in no compliance with the demands stated in the Contract;
3.1.71.3	when the Concessionaire does not proceed to the payment of the fines received, under the statements of the Contract and regulations of ANAC; and
3.1.71.4.	when the Concessionaire does not pay, in due time, other indemnities or pecuniary obligations to the Grantor, as a result of the Contract, except for the taxes.
3.1.71.5	when there is delay or defaults in any rights assured to the employees of the Concessionaire, including the non-payment of the employer contribution to Infraprev.
3.1.72	If, after having finished the pre-determined due date in the Contract, the Concessionaire still remains with irregularities related to the Insurance of Contractual Execution, the Grantor is permitted to contract the Insurance of Contractual Execution in place of and to the expenses of the Concessionaire, in no detriment to the penalties applicable.

Section II – The Grantor

3.2.	The rights and duties of the Grantor are:
3.2.1.	ensure the accomplishment of the contractual obligations, preserving the rights of ANAC, of the Concessionaire and of the Users;
3.2.2.	regulate the render of services in the Airport, its operation and maintenance;
3.2.3.	demand from the Concessionaire the strict obedience to the specifications and contractual norms;

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3.2.4.	accomplish and make it accomplish the regulatory dispositions of the Concession;
3.2.5.	investigate the good quality of the services, as well as receive and report manifestations and complaints of the Users;
3.2.6.	approve the projects, plans and time schedule related to the implementation of the Airport, as well as demand the modifications that revel to be necessaries to PEA;
3.2.7.	reject or waive any service in execution, that put at risk the public safety and third parties properties;
3.2.8.	at its own criterion, execute the inspections and auditing to verify the conditions of the facilities, equipment, security and functioning of the Airport;
3.2.9.	keep track and support with the best effort the Concessionaire in institutional actions with competent sectors;
3.2.10.	emit authorization to the Concessionaire to the use and/or access of the area of the Airport, and to the properties related to the object of the Concession, through Annex 7 – Term of Provisory Acceptance and of Permission to Use the Assts and through the Annex 8 – Term if Definitive Acceptance and of Permission to Use the Assets;
3.2.11.	sign all necessary partnerships and agreements that are necessary to the execution of the object of the present Concession, with public sectors, as an intervenient;
3.2.12.	communicate the Concessionaire, immediately, when noticed or communicated of the legal claims or administrative that might result in the Concessionaire’s liability, or of the intervenient, including the terms and procedures deadlines, a well as draw the best effort defending common interests, practicing all procedures acts appropriated with this aim. It is upon the Concessionaire to exercise any of the procedures aforementioned of third parties interventions;
3.2.13.	Communicate the financial institution or the insurance company responsible for giving the Insurance of Contractual Execution, as well as the financing entities of the Concessionaire, whenever there is an administrative procedure to decree the intervention, expropriation for public and social interest or the sunset-law;
3.2.14.	collaborate, in the limits of its institutional actuation, with the financing entities of the Concessionaire, to contribute with the viability of the investment financing, in a way to turn possible the total execution of the object of the Concession;
3.2.15.	expropriate the real properties that received decrees of public utilities already publicized and in force when the event of the public auction section, indemnify its landlords and make available the area of the Airport free and non-bonded to the Concessionaire, without any encumbrances; and

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3.2.16.	adopt any procedural instrument to the third party intervention.

Section III – The User

3.3.	The rights and duties of the Users are:
3.3.1.	receive the adequate service within the parameters determined by ANAC;
3.3.2.	receive from ANAC and the Concessionaire information related to the tariff value issues;
3.3.3.	pay the tariffs and taxes, except for the situations determined under the law in force;
3.3.4.	inform ANAC, the Concessionaire and the competent authorities the irregularities known by the user, related to the service rendered; and
3.3.5.	contribute to the preservation of the good conditions of the public properties from where it will be rendered the services.

CHAPTER IV – REMUNERATION OF THE CONCESSIONAIRE

4.1.	The remuneration of the Concessionaire will be composed by 2(two) different installments of revenue:
4.1.1.	Revenue Tariffs; and
4.1.2.	Non- Tariffs
4.2.	The Concessionaire is authorized to give in the fiduciary form to the Financial Backers, under article 28-A of Law 8.987/95, the credits resultant from the Revenue Tariffs and Non-Tariff, with the aim to guarantee to the long term loan agreement, up to the limit that does not compromise the operation and the continuity of the rendering of service.

Section I – The Revenue Tariffs

4.3.	The Revenue Tariffs will be constituted by the Tariffs, determined in Annex 4 – Tariffs, collected by the Concessionaire, that is forbid to create any other chargeable tariff that is not predetermined in the aforementioned annex, except for the situation stated in item 4.9 of this contract.
4.4.	The Tariffs applicable by the Concessionaire will be limited to the maximum limit established in Annex 4, in accordance with the rules of readjustment and of the Revision of the Concession Parameter mentioned in the body of the contract and other applicable dispositions.
4.5.	The Concessionaire can give discount in the Tariffs, based on objective parameters previously publicized, such as the quality of the service, the time, day or season, in conformity with stated in Annex 4 – Tariffs.

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4.6.	The discounts on the tariffs given shall be extended to any User that fulfils the conditions to its fruition.
4.7.	The discounts practiced by the Concessionaire in relation to the tariffs cannot be used as a reason for the recovery of the economical-financial stability of the Contract.
4.8.	The Concessionaire shall inform ANAC about the discount given, in no detriment to the statement in the applicable regulation.
4.9.	Any modifications in the structure of the tariff system of the Contract, resultant from the law or ANAC’s new regulation, will be reflected in the present Contract.
4.10.	The collection of the Tariffs will be done in accordance with the rules determined in Annex 4 – Tariffs.

Section II – Non-Tariff

4.11.	The Concessionaire can explore the economical activities that generate Non- Tariff Revenues, as it is stated in PEA, directly or through the celebration of contracts with third parties, under the private law.
4.12.	The exploration of the economical activities that involves the utilization of the space in the Airport Complex shall be in line with the regime determined in Chapter XI – The Utilization of the Space in the Airport Complex.
4.13.	The Concessionaire can only exercise economical activities distinctive to the airport business, generating Non-Tariff Revenues, within the Airport Complex, through the wholly owner subsidiaries, adopting separate accountant to each of the activities explored by its wholly owner subsidiaries, according to the accountant norms in force, allowing ANAC also to inspect this wholly owner subsidiaries whenever it sounds necessary.
4.13.1.	It is forbidden the participation of the wholly owner subsidiaries of the Concessionaire in other societies.
4.14.	It is not permitted to the Concessionaire to celebrate contracts with its Related Parties or with the Private Shareholder Related Parties, to explore economical activities that generates Non-Tariff revenues, in accordance with the statement predetermined in PEA.

CHAPTER V – THE ALLOCATION OF RISKS

5.1.	The risks resultant form the execution of the Concession will be allocated to the Grantor and to the Concessionaire, in accordance with the following dispositions:

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Section I – The Risks of the Grantor

5.2.	It constitutes risks taken exclusively on the Grantor’s, that might give rise to Extraordinary Review, under the statements of the present contract:
5.2.1	modifications in the Basic Plan by ANAC’s request or by other public entities, except if such changes are resultant from the non-compliance with the Basic Project and the legislation in force or with information mentioned in PEA;
5.2.2	modifications in the specifications of the services as a result of new demands of security procedure by ANAC’s request or as a result from the new legislation or Brazil’s public regulation;
5.2.3	operational restriction resultant from public entities decision or omission, except if resultant from attributed fact to the Concessionaire;
5.2.4	delay in liberating the access to the local of the constructions or non- possibility of vesting the possession by facts not imputable to the Concessionaire and that give rises to its prejudice;
5.2.5	creation of tariff benefits by the Public Power;
5.2.6	creation or extinction of the Airport Tax;
5.2.7	changes in the tax law rising the costs of the construction, operational costs of maintenance costs of the machineries, except the changes in the taxes on the income;
5.2.8	occurrence of Acts of God or force majeure, except when the coverage can be contracted together with the insurance companies institutions, in the Brazilian market, on the date of the event or when the policies in force cover the event;
5.2.9	existence of place or archeological properties in the Airport field, as well as the costs resultant from the aforementioned event;
5.2.10	the consequent obligations assumed by the Grantor, listed in Section II – Grantor of CHAPTER III- THE RIGHTS AND DUTIES;
5.2.11	delays resultant from the non-acquisition of authorizations, licenses and permission of the Federal Public Administration organs mandatory to the construction or operation of the new settlements, except if resultant from imputable fact to the Concessionaire.
5.2.12	delays in the works resultant from the late acquisition of the environmental licenses when the period of analysis of the environmental sector responsible for emitting the licenses takes more than the legislation, except if resultant from imputable fact to the Concessionaire.
5.2.13	costs related to the liabilities resultant from the labor relations previous to the date of the transference of the working contract, either or not object of judicial claim, including all social security encumbrances, in observance to the item 2.21.6

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5.2.14	costs related to the fiscal liabilities, social securities, civil and others resultant from the acts or previous fact to Step 3 of Stage I-A, except if resultant from acts of the Concessionaire related to the execution of Stage I- B of the Contract; and
5.2.15	costs related to the environmental liabilities with origin and that has yet been known to the date of the publication of the Invitation to Auction of the Concession.
5.2.15.1	Costs related to the confirmation of the existence of soil and groundwater contamination in the area of the airport resultant fro the acts or fact previous to the Date of Efficacy of the Contract.
5.3	The Concessionaire is exclusively and entirely responsible for any other risks related to the present Concession, except for the ones expressly allocated to the Grantor in the Contract.

Section II – The Risks of the Concessionaire

5.4	In observance to the item 5.2., it is constituted risks exclusively borne by the Concessionaire:
5.4.1	price increase in the input to the execution of the constructions, except those directly resultant from the tax changes, under the terms of item 5.1.7;
5.4.2	investments, costs or additional expenses resultant from the elevation of the operational costs and of purchase or maintenances of the equipment;
5.4.3	non-realization of the projected demand or its reduction by any reason, as well as if resultant of the implementation of new airport infrastructures in or out the area of control of the Airport, except for the previous stated in item 5.1.3;
5.4.4	incorrect estimative of the costs of investments to be done by the Concessionaire;
5.4.5	Investments, costs or additional expenses necessary to accomplish PEA or of any contractual obligations, the level of the service mentioned in the quality of the rendering of services predetermined in the Contract;
5.4.6	incorrect estimative of the time schedule of the investment execution;
5.4.7	losses resultant from the fault in the security of the place of the execution of the works;
5.4.8	geological situation of the Airport different from the stated to the execution of the works, except for the statement determined in item 0;
5.4.9	capital cost increase, including the results of the increase in the interest rates;
5.4.10	variation of the rate of exchange;
5.4.11	variation of the demand for services rendered in the Airport; 5.3.12.default of the Users in the payment of the Tariffs;

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5.3.13.	losses to third parties directly or indirectly caused by the Concessionaire or by any other person or legal entity bonded to the Concessionaire, as a result of the construction or rendering of Services;
5.3.14.	losses resultant from errors in the process of construction that give rise to reconstruct a part of or the entire construction;
5.3.15.	delays originated for not holding the authorizations, licenses and permission of the Federal Public Administration demanded to the construction or operation of the new facilities, except resultant from imputable fact to the Federal Public Administration;
5.3.16.	modifications in the projects submitted to the Concessionaire that were not been requested by ANAC, except for the statement determined in item 5.1.2;
5.3.17.	technological modifications implemented by the Concessionaire and that were not requested by ANAC;
5.3.18.	work stoppage by the employees contracted by the Concessionaire or by the Subcontracted parties and contractor to the Concessionaire;
5.3.19.	costs of third parties legal claim expenses against the Concessionaire or Subcontracted resultant from the execution of the Concession, except for imputable facts to the Grantor and in observance to the statements determined in items 5.1.13 and 5.1.14;
5.3.20.	civil liability, administrative and criminal for environmental damages, except those resultant directly from the Public Power constructions, mentioned in Annex 3 – Public Power Works and those stated in item 5.1.15;
5.3.21.	impossibility of achievement of the capacities stated in Annex 11 – Capacity of the Runaway System, when not resultant from the decision or omission of public entities;
5.3.22.	occurrence of Acts of God and force majeure events when its coverage is accepted by security companies, in the Brazilian market;
5.3.23.	costs of casual rescission of celebrated contracts that involve the usage of space in the Airport Complex that are in force at the beginning of Step 3 of Stage I-A; and
5.3.24.	any other risks relative to the execution of the object of the Concession, that are not expressly stated in item 5.1.
5.5	The Concessionaire declares:
5.5.1	to have full acknowledgement of the nature and depth of the risks assumed by the Concessionaire in the Contract; and
5.5.2	to have taken into consideration the aforementioned risks in the constitution of the Proposal and signature of the Contract of Concession;
5.6	The Concessionaire will not be entitled of the recovery of the economical-financial stability, when any of the risks not expressly allocated to the Grantor, in special, the non-accomplishment of the demand projected by the Concessionaire, take place.

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CHAPTER VI – THE ECONOMICAL-FINANCIAL STABILITY

6.1.	The economical-financial stability will be kept whenever the conditions of the Contracts are attended and the allocation of risks in the present contract are respected.
6.2.	The economical-financial stability of the contract will be preserved by mechanisms of readjustment and of revision.

Section I – Readjustment

6.3.	The readjustment will fall into the Tariffs predetermined in Annex 4 – Tariffs that aim to preserve the economical-financial stability agreed, except for the tariffs fixed in percentages.
6.4.	When the emission of the Service Order in STAGE I the Tariffs previously state in Annex 4 – Tariffs will be readjusted by the IPCA index, having as a reference the date when the Call for Bid was made public, in observance to the following formula:

P1= P0x (IPCA1/IPCA0)

where:

P1 corresponds to the Tariffs readjusted when the emission of the service order of STAGE I;

P0 corresponds to the Tariffs referent to the date when the Call for Bid was made public;

IPCA1/IPCA0 correspond to the IPCA accumulated in the period between the date of the publication of the Call for Bid and the emission of the STAGE I Service Order.

6.5.	After the first readjustment, the previewed Tariffs in Annex 4 – Tariffs will be readjusted yearly by IPCA index, taking as a reference the date of the last readjustment, in observance to the following formula:

Pt=At+Bt

for t=2, we have At= Pt-1× (IPCAt/IPCAt-1)×(1-Xt) and Bt= At×(-Qt) for t>2, we have At= At-1× (IPCAt/IPCAt-1)×(1-Xt) and Bt= At×(-Qt)

where:

Pt corresponds to the Tariffs previously stated in Annex 4 – Tariffs;

At is the component that embodies the inflation index and the effects of X factor; Btis the component that embodies the effects of the Q factor;

IPCAt is the index referent to the IPCA of the previous month from the readjustment; Xt is the factor of productivity to be defined, under the terms of the Contract, in accordance with the methodology to be settled in the regulation of ANAC, previously submitted to the public discussion;

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Qt is the factor of quality of services, in conformity with stated in Annex 2 – Airport Exploration Plan.

6.5.1.	The Tariffs referent to the storage activity and wharfage will not be submitted to the application of X and Q factors.
6.6.	The X factor might affect either positively or negatively on the result of the yearly adjustment depending on the evolution of the variables associated to the production and efficiency of the airport industry and/or of the Airport.
6.7.	The settlement of the calculus methodology of x fact shall be guided by the observed gains and potential of productivity of the airport industry relevant and/or of the Airport.
6.8.	The data base used in the calculus of productivity might contain data related to the number of passengers, landings, maximum weight limit to fly, number of employees, revenues, investments, operational costs amongst others.
6.9.	The X factor of the above formula will be adopted in a differentiated way during the first years of the Concession, in accordance with stated in Annex 11 – X Factor.
6.10.	When the Revision of the Concession Parameters, the Quality Service Indicators, as well as the methodology of calculus of Q factor, might be reviewed by ANAC, after the public hearing, in order to create incentives for improvement of the quality service rendered, to be adopted in every tariff readjustment up to the next Revision of the Parameters of Concession.
6.11.	The Q factor of the formula above will be adopted in a differentiated way during the first years of the concession, in accordance with stated in PEA.
6.12.	The Q factor might affect either positively or negatively on the result of the yearly adjustment depending on the resulting performance of the Concessionaire in relation to the quality of the service.
6.13.	The readjustment will be implemented, in conformity with the Contract, and homologated by ANAC upon publication in Diário Oficial da União newspaper.

Section II – The Revision of Concession Parameter

6.14.	The Revision of Concession Parameters will be done in every period of 5 (five) years of the period of concession.
6.15.	The Revision of Concession Parameter aims to permit the determination of:
6.15.1.	indicators of Service Quality
6.15.2.	methodology of calculus of the X and Q factors; and
6.15.3.	Discount Rate to be used in the Marginal Cash Flow.
6.16.	The parameters mentioned in item 6.13.1 will be adopted up to the rescission of the subsequent process of Revision of Concession Parameter.

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6.17.	The first Revision of the Concession Parameter will initiate and conclude in the fifth year of the concession, from the Date of Efficacy, and the followings in every period of 5 (five) years, initiating and finishing in the fifth year of the each period, in a way to turn possible the accomplishment stated in item 6.16.
6.18.	From the second process of Revision of Concession Parameter, of which will occur in the tenth year of the concession period, ANAC, seeking to preserve the economical-financial stability of the Contract, will hold the prerogative of adopting other parameters in addition to the ones mentioned in item 6.15, respecting the allocation of risks stated in the present Contract.
6.19.	The procedures relative to the Revision of Concession Parameters will be preceded by public discussion.

Section III – The Extraordinary Revision

6.20.	The procedures of Extraordinary Review aim the recovery of the economical- financial stability of the Contract, in order to compensate the losses and gains of the Concessionaire, duly proved, in virtue of the occurrence of events listed in CHAPTER V – Section I of the Contract, as long as it implicates in relevant modifications of the costs and revenues of the Concessionaire.
6.20.1.	In cases of Extraordinary Revision resultant from events related to the risks predicted in items 5.1.13 and 0, the Concessionaire shall submit to ANAC a request of revision instructed with documents that demonstrate the responsibility of the grantor by the events, as well as prove the spending effectively made.
6.21.	ANAC holds the prerogative to choose, within the measures listed bellows, individually or not, how the recovery of the economical-financial stability will be implemented.
6.21.1.	modification of the value of the tariffs;
6.21.2.	modification of the duration of Concession;
6.21.3.	modification of the contractual obligations of the Concessionaire; or
6.21.4.	another means stated in common agreement between ANAC and Concessionaire, before previous approval of the Secretary of Civil Aviation of the Presidency of Republic.
6.22.	When choosing the measure to implement the recovery of the economical- financial stability, ANAC shall take into account the periodicity and the amount of overdue payment and to-be under the Concessionaire responsibility, related to the financing contracts celebrated to the execution work of the object of Concession.
6.23.	In the recovery of the economical-financial stability of the Contract, it shall be mentioned, amongst others, the following conditions:

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6.23.1.	the economic gains resultant from new generating sources of Tariff Revenues that were not predicted when the initial calculus of the maximum tariff, in observance to a reasonable and affordable tariff; and
6.23.2.	the economic gains that are not directly resultant from the entrepreneurial efficiency, in situations such as the reduction of taxes and legal charges and of new rules on the services, in line with the regulations by ANAC.
6.24.	The procedure of Concession economical-financial stability recovery shall be concluded in a period no longer than 90 (ninety) days, except the situations duly justified, in which the prorogation of the period is necessary.
6.25.	The Extraordinary Revision will occur independently or when requested by the Concessionaire.
6.26.	To the Extraordinary Revision, it shall be adopted the Annex 5 – Marginal Cash Flow, where it is stated the procedures to the elaboration of the Marginal Cash Flow of each generating event of the economical-financial instability of the Contract, in order to calculate the financial compensation that voids the positive or negative financial impacts of the event that gave rise to the instability.
6.27.	The Extraordinary Revision requested by the Concessionaire shall be instructed with:
6.27.1.	technical report or expert opinion, that indicates the financial impact, verified or projected, as a result of the event in the cash account of the Concessionaire in conformity with Annex 5 – Marginal Cash Flow; and
6.27.2.	all documents necessary to the demonstration of the suitability of the action.
6.28.	ANAC may request other documents, like specific economical opinions, elaborated by independent entities contracted by the Concessionaire under the request of ANAC.
6.29.	All costs with diligences and necessary studies to the plenty instruction of the request shall be under the Concessionaire responsibility, though resultant from determinations by ANAC.
6.30.	The procedure of Extraordinary Revision initiated by ANANC shall be object of communication to the Concessionaire.
6.31.	The lack of manifestation by the Concessionaire during the consigned period in the communication, of which shall not be less than 30 (thirty) days, will be considered as an agreement of the subject of the proposal of ANAC’s Extraordinary Revision.
6.32.	When new investments or services requested by ANAC and not foreseen in the Contract, ANAC might request to the Concessionaire, previously to the process of economical-financial stability recovery, the elaboration of the basic project of works and services, considering that:

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6.32.1.	the mentioned basic project shall contain all the necessary elements to the pricing of investment and to the estimative of impact of the work over the Concessionaire revenues, in accordance with the best practices and market criteria, everything in accordance with the technical norms and directives incidentally established by ANAC about the subject; and
6.32.2.	ANAC will set the limit value of the cost of projects and studies to be undertaken to the financial-economical stability recovery.

CHAPTER VII – INSPECTION

7.1.	The inspection of the concession will be made by ANAC.
7.2.	To the verification of the compliance of IQS by the Concessionaire, ANAC might request the support of the technical service of expert companies of independent auditing, to be appointed, contracted and reimbursed by the Concessionaire, holding ANAC the right of veto in the appointment given by the Concessionaire.
7.3.	During the execution of the work, the persons/company appointed to inspect the Concessionaire will have free access, at any given time, to the data related to the administration, accountant and technical, economical and financial resources of the Concessionaire, as well as related to the construction, equipment and facilities part of bonded to the concession.
7.4.	ANAC will exercise the inspection over the activities made in STAGES I-A, I-B and II of the Contract, determining the execution of actions or the suspension of the activities that are being performed in disagreement with the terms of PEA, in line with the statements foreseen in the Contract or with the legislation and regulations of the sector.
7.5.	ANAC may at any time and under any circumstances, contact any sector of communication of the Concessionaire, to verify the progress or solution of specific events.
7.6.	It is on the Concessionary responsibility to pay the TFAC, in favor to ANAC, in accordance with stated in the legislation in force.

CHAPTER VIII – THE PENALTIES

8.1.	The non-compliance with the Clauses of the present contract its Annexes, of the Call for Bid and with the norms and regulations edited by ANAC will give rise to the application of the following penalties, in no detriment to the others stated in legal dispositions and regulations of ANAC.
8.1.1.	admonition;
8.1.2.	fine;

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8.1.3.	temporary suspension to participate in biddings to hold new concessions or authorizations to explore the airport infrastructure, as well as impediment to contract with ANAC; and
8.1.4.	Sunset-Law.

Section I – Admonition

8.2.	To minor offenses and non-repeat offense, the penalty imposed by ANAC to the Concessionaire might be limited to the admonition, of which shall be in a written and formal form, and with reference to the necessary measures to the correction of the non-compliance.

Section II – The fine

8.3.	The fine might be issued cumulatively to other sanctions foreseen in the Contract.
8.4.	In no detriment to the regulations emitted by ANAC, the fine will be issued due to the non-accomplishment or late accomplishment of the obligations stated below, in conformity with the maximum limits defined for each situation:

Event or occurrence	Maximum limit of fine to be issued
a) in the failure of providing ANAC with any documents or information relevant to the Concession, including the financings, investments, insurances, contracts and agreements of any nature made with third parties, as well as the modifications throughout the Concession;	1 URTA per day
b) non-contract or non-maintenance in force, during all the valid period of the Concession, of the insurance policy, with a minimum valid period of 12 (twelve) months, that guarantee the continuity and efficacy of the operations made in the Airport, that are sufficient to the coverage foreseen in the Contract of Concession;	100 URTA per day
c) non-contract or maintenance of the contractual execution bonds in disagreement with the obligations foreseen in the Contract;	100 URTA per day

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d) non-achievement of the standard established to each Indicator of Quality Service either for 2 consecutive periods or not;	50 URTA per occurrence
e) having been made 3 admonitions to the Concessionary, either or not related to the same fact;	50 URTA per occurance
f) decree of a sunset law of the Concession	25,000 URTA
g) non-collection in due time of any fine issued;	1 URTA per day
h) non-submission of the PGI or any of its revision in the due time foreseen in PEA;	10 URTA per day
i) nonattendance of certain mandatory item of PGI or any of its periodical revisions;	10 URTA per missing item per day
j) non-implementation of any starting or conclusion of actions foreseen in PGI or in any of its periodical revisions, in the due period set in the mentioned documents;	1,000 URTA per occurrence and 10 URTA per overdue date
k) non-submission of the PQS in the due time foreseen in PEA	10 URTA per day
l) non- compliance with the delivery date of the amplifications foreseen in Stage I-B and the total attendance to PEA	10,000 URTA per occurrence and 100 URTA per overdue date
8.5.	When the failure in the execution of other contractual obligations not mentioned in the previous item, it will be considered the following maximum values of fine:
8.5.1.	Failure or delay in the accomplishment of the continuous obligations: up to 100 (one hundred) URTA per day of disobedience or delay;
8.5.2.	Failure to attend the non-continuous obligations: up to 1,000 (one thousand) URTA per event.
8.6.	The failure in the payment of the fine in the due date set will generate the application of interests correspondent to the variation pro rata die of the SELIC index, from the date of the respective overdue date to the date of payment, as well as the possibility of executing the Insurance of Contractual Execution.

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Section III – The Suspension of the Right to Participate in Bids and to Contract with the Federal Public Administration

8.7.	The suspension of the right to participate in the biddings and to contract with the Federal Public Administration will take place in cases of repeated practices of contractual or regulatory contraventions, including those giving rise to the applicability of sunset-law penalties in accordance with the terms in Chapter VIII of the present Contract, in addition to the situations foreseen in the applicable legislation and regulations, giving a special attention to those state in art. 88 of Law n.8.666/1993.
8.8.	A The penalty foreseen in the present chapter also applies to the control shareholder of the Concessionaire. It is interpreted as the shareholder or group of shareholders those who/which detain the control of the Private Shareholder, and cannot be applicable for a period over 2 years.

Section IV – The Sunset-Law

8.9.	A. The sunset-law penalty will be enforced in situations and in conformity with the procedure stated in Chapter XIII of the present Contract.

Section V – The Procedure to Exert the Penalties

8.10.	The penalties shall be exerted upon justified decision from ANAC, ensured to the Concessionaire the right to defense and the due process of law, under the term of the regulation in force, taking into account the following circumstances:
8.10.1.	the nature and the seriousness of the offence;
8.10.2.	the technical character and the norms of the render of service; 8.10.3.the damages resultant from the offense to the service and to the users;
8.10.4.	the advantages received by the Concessionaire as a result of the offence;
8.10.5.	the proportionality between the gravity of the lack and depth of the sanction, including the number of users affected;
8.10.6.	the aggravating and mitigating general circumstances;
8.10.7.	the record of the offences of the Concessionaire; and
8.10.8.	the repeat offence of the Concessionaire in committing offence.
8.11.	Having served the penalties imposed by ANAC does not withdraw the Concessionaire from accomplishing the obligations and from the responsibilities foreseen in the Contract, as well as from indemnifying incidental losses and damages caused to ANAC, to its employees, to the users or third parties, as a result of the activities related to the Concession.

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Section VI - Precautionary Measures

8.12.	The imposition of the penalties to the Concessionary does not withdraw the possibility of application of the precautionary measures by ANAC, seeking to preserve the physical or patrimonial integrity of third parties, such as: detention, interdiction of facilities, apprehension, embargo of constructions, as well as other measures foreseen in the legislation and regulation of the sector.

CHAPTER IX – SUBCONTRACTING

9.1.	It is admitted the subcontracting of construction and services by the Concessionary.
9.2.	The subcontracting of constructions and services do not withdraw the responsibility of the Concessionary for the compliance with the contractual clauses, as well as with the legislation and regulation of the sector.
9.3.	ANAC may prohibit contracts and any kind of agreement or adjustment that are not in line with the conditions of the market, celebrated by the Concessionary with its Related Parties or with the Related Parties of the Private Shareholder.

CHAPTER X - THE TRANSFERENCE OF THE CONCESSION AND OF THE CONTROL OF THE SOCIETY

10.1.	During all the period of the Concession, the Concessionaire and the Private Shareholder cannot make any changes, either directly or indirectly, in the respective control of the society nor transfer the Concession without previous and written agreement of ANAC, under the penalty of sunset-law.
10.2.	It will depend on previous approval of ANAC the scission, transformation, the incorporation, the reduction of the concessionaire capital, in no detriment to the competencies of the Administrative Council for Economic Defense – CADE – foreseen in law.
10.3.	To the transference of the control of society or of the Concession, the Concessionaire shall submit to ANAC the request indicating and proving the requirements of legal, fiscal, technical and economical qualification of legal entities interested, necessary to the assumption of the Concession, as well as demonstrating the commitment to comply with all clauses of the Contract.
10.4.	ANAC will authorize or not the request of the Concessionaire through the act duly motivated.

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10.5.	The Private Shareholder shall always keep the direct control of the Concessionaire, allowed to alienate the shares of the Concessionaire to third parties, in accordance with the conditions established in items 10.7 and 0 of the present Contract.
10.5.1.	Regulation of ANAC will make available incidental modifications in the criterion of controlling the concessionaire and might discipline the alienation of the shares of the Concessionaire through public offer in Stock Market.
10.6.	Except for the Shareholder Agreement celebrated with Infraero, it is prohibited to the Private Shareholder to celebrate any agreement with shareholders or equivalent adjustment related to the Concessionaire during all the duration of the concession.
10.7.	Within the first five (5) years of the Concession period, as of the effective date, the following rules shall be observed:
10.7.1.	The Private Shareholder shall hold, at minimum, 51% of the shares with the right to vote of the Concessionaire. The alienation of the shares to third parties or to publicly offer shall not be permitted.
10.7.2.	The modification in the shareholding structure of the Private Shareholder that does not implicate the modification of the control of the society can only be made upon previous and written agreement of ANAC, in observance to the item 10.4; and
10.7.3.	The Private Shareholder shall not admit, as shareholder, any entity, its controllers, controlled, associated companies, that are directly or indirectly shareholders of the Concessionaire of other Airports object of the Call for Auction n. 2/2011.
10.8.	After the course of the period of 5 (five) years foreseen in item 10.7, it will be observed the following rules:
10.8.1.	the entities, its controllers, controlled, associated companies or entities under common control, that are directly or indirectly the shareholders of the Concessionaires of Airports object of the Call for Auction n. 2/2011, shall only be admitted as shareholder of the Concessionaire upon previous and written agreement of ANAC.
10.8.2.	in no detriment to the item 10.8.1, the modification in the shareholder composition of the Private Shareholder that does not implicate modification in the control of society may be made without previous agreement of ANAC, upon communication in up to 15 (fifteen) days after the change is made.
10.8.3.	the shares of the Concessionaire may be transferred, independently from previous agreement of ANAC in situations where there is no transference of Control.
10.8.4.	in cases where there is transference of the Control of the Concessionaire, it will observed the disposition in the Contract, in special the ones in items 10.3 and 10.4.

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10.9.	ANAC may authorize the transference of the control of the Concessionaire to the Financial Backer with the objective to promote its financial restructuring and ensure the continuity of the exploration of the object of the Concession, under the conditions agreed, directly, between the SPE and the Financial Backer.
10.10.	The transference of the control of the Concessionaire shall be formalized, in a written statement, where the Financial Backer shall make the commitment to comply with the clauses of the Contract, in accordance with the art. 27 of Law n. 8.987, February 13th 1995.
10.11.	For the transference ends, the Financial Backer shall fulfill the demands of financial good standing, legal and fiscal regularities necessary to the assumption of service, upon the submission of necessary documents demanded by ANAC at the time of the event.
10.12.	The assumption of control of the Concessionaire by the Financial Backers or collateral provider shall not change the obligations of the Concessionaire and of its Controller before ANAC.

CHAPTER XI - THE USAGE OF THE SPACE IN THE AIRPORT COMPLEX

Section I – General Dispositions

11.1.	The Concessionaire may celebrate with third parties, service renderers of air transportation, air transportation auxiliary services or explorers of other economical activities, contracts that involve the usage of space in the Airport Complex, under the private law, in observance to the regulation in force, as well as:
11.1.1.	the period of validity shall not be longer than the Contract of Concession;
11.1.2.	the remuneration shall be freely agreed between the Concessionaire and the other contracting party;
11.1.3.	the terms shall not compromise the security standards and the quality of the service offered;
11.1.4.	it will not be permitted the exploration of activity or the publicity media that contravenes the legislation in force, that is against the moral and good manners, of religious meaning or party political;
11.1.5.	when anticipated the extinction of the Concession, including the sunset-law cases and expropriation for public and social interest, the Grantor or the new operator of the Airport may, independently from indemnity, denounce the contracts celebrated by the Concessionaire involving the usage of space related to the Concession, except if the celebration of the contract was preceded by a written approval of ANAC in cases where the elevated amount of the investments to be made by the transferee justify the maintenance even when the anticipated extinction of the Concession; and

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11.1.6.	The concessionaire may, in conformity with the regulation of ANAC, celebrate with Air Companies:
11.1.6.1.	contracts that give the right to construct, maintain or use, with exclusivity or priority, terminal or parts of the terminal; or
11.1.6.2.	other contracts related to the use of space in the Airport Complex, in order to assure a fair treatment to different agents.

11.1.7.	ANAC will have access, at any given time, to all contracts that the Concessionaire celebrate to formalize the usage of the space in the Airport Complex.

11.2.	In all contracts that the Concessionaire celebrate to formalized the usage of space in the Airport Complex with the objective of economical exploration shall contain the right of the third parties:
11.2.1.	make available, at any time, as well as under the request of ANAC, the financial statements related to the exploration made; and
11.2.2.	adopt separated accountancy to each of the activities explored, in accordance with the accountant norms in force.
11.3.	The Concessionaire will assume all obligations and rights related to the contracts that regard the usage of space in the Airport Complex that are subrogated by Infraero during Stage I-A.
11.4.	The Concessionaire will make available space and time of the media and spots destined to the publicity of the media in the Airport Complex to institutional publicity of public interest, without financial encumbrance to the Public Power, under definition to be given by ANAC.
11.4.1.	In the institutional areas destined to mandatory public services by the legislation and regulation in force, the Concessionaire will give the space to the settlement of organs and Public Power entities without financial encumbrance, except for the apportionment of the ordinary expenses of Airport Complex.

Section II – The Areas and Operational Activities

11.5.	It is considered Area and Operational Activities of the Airport Complex those essential to the rendering of services of air transportation such as dispatches of aircrafts, passengers and luggage, auxiliary services of ramps, loading and unloading of aircrafts, reception, dispatch of cargo and goods transported by aircrafts, fuel and lubricant supply, amongst others that might be defined by ANAC.

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11.6.	The remuneration by the usage of Area and Operational Activities for the realization of activities peculiar to the service renderer of air transportation and of the auxiliary services to the air transport will be freely agreed between the Concessionaire and the contracting parties. Any discriminatory and abusive practices shall be prohibited, under the terms of the legislation in force and regulation of ANAC.
11.6.1.	When conflicts take place, it shall preferably be resolved by direct agreements set between the contracting parties;
11.6.2.	It is upon ANAC criterion to set, administratively, conflicts of interests not- resolved by direct agreements established between the parties;
11.6.3.	To evaluate the observance stated in item 11.6, ANAC will monitor the prices practice by the Concessionaire in Area and Operational Activities and observe the practices of the market, upon its own criterion the comparison of prices practiced in other airports in Brazil and abroad and the analysis of costs related to the usage of Area and Operational Activities.
11.6.4.	When the non-compliance of dispositions stated in item 11.6, ANAC shall, at any time, establish the regularity of prices related to the usage of Area and Operational Activities through the maximum-tariffs, maximum revenue or other method to be established in specific regulations after public discussion, situation in which the Concessionaire will not be entitled to the economical-financial rebalancing of the contract.
11.7.	It is assured the free access in order to the Air Companies or third parties actuate in the rendering of auxiliary services to the air transportation, observed the regulation in force, as well as when the direct render of these services by the Concessionaire. Any discriminatory and abusive practices shall be prohibited, under the terms of the legislation in force and the regulations of ANAC.
11.8.	When the lack of capacity to attend the request of new rendering of auxiliary services to air transportation, the Concessionaire shall request ANAC the authorization to limit the number of renderers of these services in the Airport. It shall be upon ANAC to delimit the minimum number of auxiliary service renderer, which might be differentiated according to the nature of the service.
11.8.1.	The limitation stated in the previous item shall be applied to accidental reduction on the number of service renderers in activity in the Airport Complex, in observation to the directives fixed in regulation of ANAC.
11.9.	To auxiliary services which complexity, cost or environmental impact turn unviable the division and/or duplication of the correspondent infrastructure, becoming non- economical the rendering of service by more than one company, the Concessionaire shall request authorization to ANAC to render these services exclusively.

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CHAPTER XII – THE INTERVENTION

12.1.	ANAC may, in no detriment to the applicable penalties and of applicable responsibilities, in an exception situation, intervene in the Concession, in order to assure the adequacy in the rendering of services, as well as the compliance by the Concessionary with the contractual, regulatory and legal norms to the case, when considering that such lack of compliance affect substantially the capacity of the Concessionaire in the execution of services foreseen in the present Contract.
12.2.	The intervention shall be decreed by ANAC, that will appoint the intervener, the duration of the period, the objectives and limits of the measure.
12.3.	In a period of 30 (thirty) days from the declaration of the intervention, ANAC shall settle the competent administrative procedure to prove the determining clauses of the measure and verify the responsibilities, guaranteeing to the Concessionaire the right of contradictory and full defense.
12.4.	The administrative procedure shall be concluded in a period up to 180 (one hundred and eighty days), under the penalty of considering the intervention invalid.
12.5.	The intervention will be declared voided if proved that the legal and regulatory requirements were not observed to its decreeing, situation in which the service and properties bonded to the Concession shall be returned immediately to the Concessionaire, in no detriment to the income statement by the intervener and by the economical-financial stability recovery of the contract to indemnities that might be called upon.
12.6.	It is on the intervener to decide for the maintenance or not of the payments resultant form the obligations contracted by the Concessionaire previously to the intervention, seeking for the necessity of continuity of the rendering of service granted.
12.7.	If the revenues of the Concession are not sufficient to cover the necessary expenses for the continuity of the granted service, ANAC might execute the Insurance of Contractual Execution in order to obtain the desirable resources.
12.8.	When the guarantee is not sufficient, the Concessionaire shall reimburse ANAC, in a period no longer than 90 (ninety) days from the request to this end.
12.9.	As a result of the intervention, it may be considered extinct the Concession, in obedience to the following items:

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CHAPTER XIII – THE RESCISSION OF THE CONCESSION

13.1.	The Concession will be considered terminated, in observance to the specific legal norms, when:
13.1.1.	terminates the duration of the contract;
13.1.2.	expropriation for public and social interest;
13.1.3.	sunset-law
13.1.4.	rescission;
13.1.5.	voidance;
13.1.6.	bankruptcy or rescission of the concessionaire; or
13.2.	In addition to the situations foreseen in item 13.1, the occurrence of Acts of God or force majeure, regularly proved and preventive from the execution of the Contract, may give rise to the extinction of the concession.
13.3.	In case of the rescission of the Concession, ANAC may:
13.3.1.	assume the rendering or service granted, at the place and situation left;
13.3.2.	occupy and use the places, facilities, equipment, materials and human resources employed in the execution of the service, necessary to its continuity;
13.3.3.	apply the penalties for each situation, mainly for the reversion of properties in disagreement with Annex 8 – Term of Definitive Acceptance and of Permission to Use the Assets; and
13.3.4.	detain and execute the contractual guarantees, to the reception of administrative fines and indemnity of damages caused by the Concessionaire.
13.4.	During the validity of the Contract, ANAC and third parties will be authorized to proceed with studies and technical visits that aim to promote or give continuity to new bidding procedures.
13.5.	Two years before the rescission of the duration of the Contract, the Concessionaire shall submit to ANAC the technical and administrative documentation, as well as necessary operational advice.
13.6.	At the end of the Concession, ANAC will inspect the Airport and write the Term of Definitive Acknowledgement of its operation. After the signature of this Term, the Concessionaire shall transfer to the Union, or whichever the Union appoints, the operation of the Airport.
13.7.	Terminated the Concession, the equipment, facilities and other properties, rights and privileges related to the service granted, under the terms of the law, shall automatically return to the Union, including those transferred to the Concessionaire by ANAC according to the inventory that follows the Term of Definitive Acceptance.

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13.8.	At the rescission of the Concession, the properties to be returned to the Union shall be free and unattached from any encumbrances or duties.
13.9.	In any of the situations of the Concession’s rescission, the Concessionaire shall elaborate a complete inventory of all properties related to the Concession and deliver it to ANAC within the period requested.

Section I – The Advent of the Contractual Term

13.10.	The end of the duration of the contract will imply, of fully right, the extinction of the Concession.
13.11.	The Concessionaire shall take all reasonable measures and cooperate in all possible means with ANAC enabling the services object of Concession continue to be rendered uninterruptible, as well as prevent and mitigate any inconvenient or risk to the health and security of the Users and ANAC’s employees.
13.12.	Until 2 (two) years before the date of the rescission of Concession duration, the Concessionaire shall submit a Program of Operational Demobilization to the approval of ANAC, in a period no longer than 6 (six) months.
13.12.1.	In line with the term of the concession, the reversion of the properties related to the Concession will be reverted to the Union, without any rights of indemnity to the Concessionaire.

Section II – The expropriation for public and social interest

13.13.	In order to attend the public interest, upon specific authorizing law, ANAC may retake the Concession, after having ensured the previous payment of the indemnity composed by the following installments:
13.13.1.	up-dated debt balance overdue and to-be of any financings contracted by the Concessionaire to the investment stated in PEA, including principal and interests;
13.13.2.	investments made with equity shareholders to the accomplishment of the contractual obligations not yet amortized or depreciated; and
13.13.3.	cost of demobilization, including the value of all duly charges and encumbrances resultant from fines, rescissions and indemnities owed to the employees, suppliers and other third party creditors of the Concessionaire, at any title.
13.14.	The part of the indemnity, duly owed to the Concessionaire, corresponding to the debt of financings, may be paid directly to the Financial Backers. The remaining amount shall be paid directly to the Concessionaire.
13.15.	The fines, indemnities and any other due values by the Concessionaire will be discounted of the predicted indemnity in cases of expropriation for public and social interest, up to the limit of the debt of the contracted financings by the Concessionaire to comply with the obligations of the investment foreseen in the Contract.

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Section III – Sunset-Law

13.16.	The sunset-law of the Concession may be declared, under the situations numbered in Law n. 8.987, February 13th 1995, and its modifications.
13.17.	It is likely to have a decree of Sunset-Law the situations stated in art. 38, § 1, II, Law n. 8.987/1995, the non-compliance with contractual, regulatory and legal obligations that might have great negative impact in the adequate rendering of service granted, emphasizing the reiteration or the lingering of the following contractual non-compliances:
13.17.1.	non-maintenance of the validity of the insurances demanded by the Contract;
13.17.2.	non-maintenance of the integrity of the Contractual Insurance Execution, in accordance with stated in the present contract; proved fraud in the calculus of the Variable Contribution payment, specially by the artificial reduction of the calculus base, due to, within other hypotheses, the changes in the accountant data of the Concessionaire and to the contract of prices artificially reduced with third parties; or
13.18.	ANAC may promote the declaration of the Sunset-law of the Concession, that will be preceded of the competent administrative procedure to the verification of partial or total non-compliance, ensuring to the Concessionaire the right of full defense as well as the contradictory.
13.19.	The submission of administrative procedure to the declaration of the Sunset- Law shall be preceded of communication to the Concessionaire and to the Financial Backers, highlighting the non-compliance situation and giving reasonable time, not least than 30 (thirty) days, to fix the irregularities.
13.20.	Before the declaration of the Sunset-Law, ANAC will send a notification to the Financial Backers for them to speak in a period not least than 30(thirty) days about the intention to assume the Concession.
13.21.	The due indemnity to the Concessionaire in case of Sunset-Provision shall be restricted to the investments bonded to Reversible Properties yet not amortized, discounting:
13.21.1.	the losses caused by the Concessionaire as a result of the non-compliance with contractual obligations and the due values by the Concessionaire to the Union and to ANAC;
13.21.2.	contractual fines applicable to the Concessionaire that have not been paid upon the date of the payment of the indemnity amount; and

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13.21.3.	any values received by the Concessionaire as coverage to the insurances related to the events or circumstances that gave rise to the declaration of Sunset-Provision.
13.22.	The part of the indemnity, owe to the Concessionaire, corresponding to the debt of financings effectively applied in investments in the Airport Complex, shall be directly paid to the Financial Backers, upon the criterion of the Grantor. The remaining shall be paid directly to the Concessionaire.
13.23.	The declaration of Sunset-Provision will also bring on:
13.23.1.	the execution of the Insurance of Contractual Execution; and
13.23.2.	the retention of occasional credits resultant from the Contract, upon the limit of the losses cased to the Grantor.
13.24.	The declaration of the Sunset-Provision shall not bring on, to the Grantor, any kind of responsibility in relation to the encumbrance, duties, obligations or compromises with third parties assumed by the Concessionaire, clearly in relation to the obligations of labor, tax and social security nature.

Section IV – The Rescission

13.25.	The contract of concession might be rescinded by the initiative of the concessionaire, in case of non-compliance with the contractual norms by the Grantor, upon lawsuits specially brought to this end.
13.26.	The Concessionaire shall only detach from the assumed obligations in the Contract, as well from the continuity of the rendering of service, when the non- compliance from the Grantor, after the final legal decision that decree the rescission of the Contract.
13.27.	The due indemnity to the Concessionaire, in case of judicial rescission of the Contract by fault of the Grantor, it will be equal to the expropriation for public and social interest and calculated under the form foreseen in item 13.13 in the present Contract.
13.28.	The Contract may also be rescinded by the agreement of the Parties that will share the spending and expenses related.

Section V – The Voidance

13.29.	The Contract shall only be voided under the terms of law in observance to the principle of contradictory and full defense.
13.30.	When the Concessionaire does not give reason for the voidance, the due indemnity shall be equivalent to the expropriation for public and social interest and calculated under the situation foreseen in item 13.13 of the present Contract.
13.31.	When the Concessionaire gives rise to the voidance, the due indemnity shall be equivalent to the situations stated in the Sunset-Provision.

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Section VI – The Bankruptcy or the Extinction of the Concessionaire

13.32.	Under the hypothesis of the extinction of the Contract for bankruptcy or extinction of the Concessionaire, occasional indemnity to the Concessionaire shall be calculated and paid in conformity with the criteria foreseen to the sunset-provision of the Concession, under items 13.20 and 13.21 of this Contract.
13.33.	It will not be done the division of occasional net assets to the Concessionaire extinct between its shareholders, before the payment of all obligations before ANAC, and without the emission of the term of inspection by ANAC, attesting the situation of which the properties bonded to the Concessions are.

CHAPTER XIV – THE REVERSIBLE PROPERTIES

14.1.	With the advent of the term of the Contract of Concession, all properties and facilities bonded to the Airport Exploration, under the terms of items 2.40 and 2.41 of the present Contract.
14.2.	The reverted properties to the Union shall be under adequate conditions of conservation and functioning, to allow the continuity of the services that were the object of the Concession, for a minimum additional period of 24 (twenty-four) months, except for exceptional cases when the life span is less.
14.2.1	The Concessionaire is obliged to keep the inventory up-dated with all the reversible properties of the concession, containing information about its state of conservation, and make available, at any given time, to occasional consultant and inspection of the Grantor.
14.3.	The Concessionaire is obliged to request for authorization from the Grantor whenever it intends to free from the properties considered reversible.

CHAPTER XV – THE TRANSITORY DISPOSITIONS

15.1.	After the signature of the Contract, the Concessionaire shall, within 18 months after the end of Stage I-A, select Infraero’s employees that will be definitively transferred to the Concessionaire. These employees will make the decision on whether or not will continue to work at Infraero or accept the transference to the Concessionaire.
15.2.	The employees transferred to the Concessionaire under the terms foreseen in the previous item shall be ensured by the following rights:
15.2.1.	guaranteed employment for a period of 5 (five) years from the date of the transference limited to the date December 31st 2018.
15.2.2.	working conditions of the contract at minimum equivalent to the practiced by Infraero; and

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15.2.3.	guarantee of maintenance of the bonding to Infraprev – Infraero Institute of Social Security.
15.3.	The Concessionaire shall comply, upon formalization of Partnership of Adhesion with Infraprev, all the obligations the sponsor of the Benefit Plan, under the same conditions practiced by Infraero, for the employees who accept the transference to the Concessionaire. Any delay or non-compliance with the requirements aforementioned shall be sufficient to the usage of the insurance in item 3.1.70.

CHAPTER XVI – FINAL DISPOSITIONS

Section I – Technical Documentation

16.1	All the projects and technical documentation, related to the technical specifications foreseen in the Contract an Annexes, shall be delivered to ANAC, in observance to the industrial property rights.
16.2	The technical documentation submitted to the Concessionaire is of ANAC’s property, prohibited the usage by the Concessionaire to other ends apart form the ones stated in the Contract. The Concessionaire shall keep rigorous confidentiality about the documentation received,

Section II – Intellectual Property

16.3	The Concessionaire cedes, gratuitously, to the Grantor, all projects, plans, blueprints, documents, systems and other properties, tangibles or intangibles, that show necessary to the performance of the functions that are on the Grantor or to the exercise of the right that assist them, under the terms of the Contract, and that have been specifically acquired or elaborated in the development of activities integrated in the Concession.
16.4.	The rights of the intellectual property over the studies and projects elaborated to the specific ends of integrated activities will be transmitted gratuitously to ANAC at the end of the Concession.

Section III – Arbitration

16.5.	Any litigation, controversies or disagreement related to the occasionally duly indemnities when the extinction of the present contract, as well as related to the reverted properties, will be definitively resolved by arbitration, in line with the Arbitration Regulation of the International Chamber of Commerce – CCI (herein, simply “Arbitration Regulation”), observed the dispositions in the present item and Law n. 9.307, September 23rd 1996.
16.6.	The arbitrage will be conduced by a Court of Arbitrage composed by 3 (three) arbitrator: 01 (one) arbitrator appointed by ANAC, 01 (one) arbitrator appointed by the Concessionaire and the third arbitrator, who will preside the Court of Arbitrage, will be appointed by the two arbitrators appointed by the Parties.

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16.7.	When the assignment of the president of the Court of Arbitration does not take place in a period of 30 (thirty) non-stoppable days, from the appointment of the second arbitrator, or when there is not an agreement in the choice, the Court of Arbitrage shall proceed upon its own appointment, under the terms of the Arbitration Regulation.
16.8.	The arbitrage shall take place in Brasilia, Brazil, in the Portuguese language. The Party that wishes to produce proofs in a foreign language or name witness who do not speak Portuguese shall provide the necessary translation or interpreter, whatever is the case.
16.9.	It is elected the court of Legal Section of the Federal District of the Federal Justice exclusively to:
16.10.1	the request of preparatory measures before sending the arbitration case to the Court of Arbitrage, as it is stated in Arbitration Regulation;
16.10.2	the legal filling of voidance claim stated in art. 33, caput, Law n. 9.307/96; and
16.10.3	judicial execution of the arbitration sentence
16.11	The Parties agree, in the present contract, that any necessary urgent measure after the constitution of the Arbitration Court, under the terms of the Arbitration Regulation, shall be only requested to the Arbitration Court.
16.12	The submission to the arbitration, in line with the terms of this item, does not withdraw the Grantor nor the Concessionaire from meeting the obligation to this contract, neither allows it the interruption of the activities related to the concession, in observance to the time barring of this contract.
16.13	In observance to this item, the parties may, under common agreement, elect another Arbitration Chamber, with its respective regulation, to the solution of conflicts.
16.14	The responsibility for the cost of the arbitration procedure shall be determined by the followings:
16.14.1	The Party that request the arbitrage will be responsible for the costs to institute the arbitration procedure, including the advance of the percentage of the legal service to the arbitrators;
16.14.2	The costs and charges referent to occasional measures taken in the arbitration procedure will fall upon the Party that requested the measure. When the measure is requested by the Court of Arbitration, both Parties will share the costs and charges.
16.14.3	The losing party in the arbitration procedure will assume all costs, reimbursing the prevailing party for the expenses already assumed during the procedure; and

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16.14.4	In case of partial up-holding of the case taken to the Arbitration Court, the costs shall be divided between the Parties, if the opinion of the Court, in the ratio of each judicial fee.

Section IV – Court of Jurisdiction

17.1	It is here elected the Legal Section of the Federal District of the Federal Justice to settle any controversies related to the present Contract, in observance to the item 16.5 of the present contract.

Therefore, fair and just and contracted, the Parties sign this Agreement in initial procedure, that will be destined to each of the signatory parties, everything before the witness below mentioned:

Place and date.

Grantor

Concessionaire

Private Shareholder

Infraero

Witnesses:

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